Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT
FOR
AKORN-STRIDES, LLC
A DELAWARE LIMITED LIABILITY COMPANY

     THIS LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) is made as of September 22, 2004 (“Effective Date”), by and among Akorn, Inc., a Louisiana corporation (“Akorn”), Strides Arcolab Limited, a company organized under the laws of India (“Strides”), and each of those Persons who become a Company Member and/or Manager in accordance with the terms of this Agreement.

RECITAL:

     The Members formed the Company as a joint venture for the purpose of developing and marketing Grandfathered, Patent Challenging and ANDA Products for the U.S. hospital and retail markets.

     The Members intend the Company to outsource from Strides manufacturing facility in India, the development and manufacturing of certain Grandfathered Products, Patent Challenging Products and ANDA Products under the terms of the OEM Agreement (defined below).

     The Members further intend Akorn to provide sales, marketing, operation and distribution services to the Company pursuant to the terms of this Agreement.

     The Members desire to enter into this Agreement for the Company to delineate their rights and liabilities as members, to provide for the Company’s management, and to provide for certain other matters, all as permitted under the Delaware Limited Liability Company Act.

AGREEMENT:

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS HEREIN SPECIFIED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I
DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings specified below or elsewhere in this Agreement and when not so defined shall have the meanings specified in Delaware Limited Liability Company Act, 6 Del. C. § 18-101 (such terms are equally applicable to both the singular and plural derivations of the terms defined):

     1.1 “Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, as the same may be amended from time to time.

     1.2 “Administrative Committee” shall have the meaning set forth in Section 5.5.

     1.3 “Affiliate” of a Member or Manager shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member or Manager, as applicable. The term “control,” as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     1.4 “Akorn Draw Down Note” shall have the meaning set forth in Section 3.1B(ii)(a).

     1.5 “Agreement” shall mean this Limited Liability Company Agreement, as originally executed and as amended from time to time.

     1.6 “ANDA” shall have the meaning set forth in the OEM Agreement.

     1.7 “ANDA Materials” shall have the meaning set forth in the OEM Agreement.

     1.8 “ANDA Product” shall have the meaning set forth in the OEM Agreement.

     1.9 “ANDA Schedule” shall have the meaning set forth in the OEM Agreement.

     1.10 “Approved Facility” shall have the meaning set forth in the OEM Agreement.

     1.11 “Assignee” shall mean the owner of an Economic Interest who has not been admitted as a substitute Member in accordance with Article VIII.

     1.12 “Bankruptcy” shall mean: (a) the filing of an application by a Member for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his or her debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they become due.

     1.13 “Budget” shall meant the budget of the Company, which shall be prepared and approved by the Managers each year pursuant to Section 5.3A.

     1.14 “Capital Account” shall mean with respect to any Member the capital account which the Company establishes and maintains for such Member pursuant to Section 3.3A.

     1.15 “Capital Contribution” shall mean the total amount of cash and fair market value of property contributed and/or services rendered or to be rendered to the Company by Members.

     1.16 “Certificate” shall mean the Certificate of Formation for the Company originally filed with the Secretary of State and as amended from time to time.

     1.17 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

     1.18 “Company” shall mean Akorn-Strides, LLC, a Delaware limited liability company.

     1.19 “Company Minimum Gain” shall have the meaning ascribed to the term “Partnership Minimum Gain” in the Regulations Section 1.704-2(d).

     1.20 “Corporations Code” shall mean the Delaware General Corporation Law, as amended from time to time, and the provisions of succeeding law.

     1.21 “Dissolution Event” shall have the meaning ascribed to that term in Section 11.1.

     1.22 “Distributable Cash” shall mean the amount of cash which the Managers deem available for distribution to the Members, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts which the Managers deem necessary for the Company’s business or to place into reserves for customary and usual claims with respect to such business.

     1.23 “Economic Interest” shall mean the right to receive distributions of the Company’s assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, any right to information concerning the business and affairs of the Company.

     1.24 “Effective Date” shall have the meaning ascribed to that term in Section 2.1.

     1.25 “Event of Default” shall mean the Company’s failure to perform any of its obligations under Sections 3.4 or 11.4A of this Agreement.

     1.26 “FDA” shall mean the U.S. Food and Drug Administration.

     1.27 “Fiscal Year” shall mean the Company’s fiscal year, which shall be the calendar year.

     1.28 “Forecast” shall have the meaning set forth in the OEM Agreement.

     1.29 “Former Member” shall have the meaning ascribed to it in Section 9.2.

     1.30 “Former Member’s Interest” shall have the meaning ascribed to it in Section 9.2.

     1.31 “Grandfathered Product” shall have the meaning set forth in the OEM Agreement.

     1.32 “Letter of Credit” shall have the meaning set forth in the OEM Agreement.

     1.33 “Majority Interest” shall mean those Members who hold a majority of the Percentage Interests which all Members hold.

     1.34 “Manager” shall mean each of Arthur S. Przybyl and Arun Kumar, or any other persons that succeed any of them as a manager of the Company.

     1.35 “Member” shall mean each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Certificate or this Agreement or is an Assignee who has become a Member in accordance with Article VIII, and (b) has not ceased to be a Member in accordance with Article IX or for any other reason.

     1.36 “Member Nonrecourse Debt” shall have the meaning ascribed to the term “Partner Nonrecourse Debt” in Regulations Section 1.704-2(b)(4).

     1.37 “Member Nonrecourse Deductions” shall mean items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

     1.38 “Net Price” shall have the meaning set forth in the OEM Agreement.

     1.39 “Net Profits” and “Net Losses” shall mean the income, gain, loss and deductions of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting at the close of each Fiscal Year on the Company’s information tax return filed for federal income tax purposes.

     1.40 “Net Sales” shall mean all income resulting from the sale of Products less an allowance for returns and discounts as determined by the Managers.

     1.41 “Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

     1.42 “OEM Agreement” shall mean the OEM Agreement of even date herewith between the Company and Strides, a copy of which is attached hereto as Exhibit D.

     1.43 “Optional Purchase Event” shall have the meaning set forth in Section 9.1.

     1.44 “Patent Challenging Product” shall have the meaning set forth in the OEM Agreement.

     1.45 “Percentage Interest” shall mean the percentage of a Member set forth opposite the name of such Member under the column “Member’s Percentage Interest” in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

     1.46 “Permitted Transfer” shall have the meaning ascribed to that term in Section 8.4.

     1.47 “Person” shall mean an individual, partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

     1.48 “Prime Rate” as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

     1.49 “Product” shall have the meaning set forth in the OEM Agreement.

     1.50 “Purchase Orders” shall have the meaning set forth in the OEM Agreement.

     1.51 “Registration Advance” shall have the meaning set forth in the OEM Agreement.

     1.52 “Registration Threshold” shall have the meaning set forth in the OEM Agreement.

     1.53 “Regulations” shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     1.54 “Remaining Members” shall have the meaning ascribed to it in Section 9.2.

     1.55 “Sales and Marketing Agreement” shall mean the Sales and Marketing Agreement of even date herewith between the Company and Akorn, a copy of which is attached hereto as Exhibit “E.”

     1.56 “Satisfactory cGMP Inspection” shall have the meaning set forth in the OEM Agreement.

     1.57 “Secretary of State” shall mean the Delaware Secretary of State.

     1.58 “Strides Capital Contribution Agreements” shall have the meaning set forth in Section 3.1B(ii)(b).

     1.59 “Tax Matters Partner” (as defined in Code Section 6231) shall be Akorn or its successor as designated pursuant to Section 10.8.

     1.60 “Threshold Period” shall have the meaning set forth in the OEM Agreement.

     1.61 “Territory” shall have the meaning set forth in the Sales and Marketing Agreement.

     1.62 “Transfer” or “Transferred” shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation, or other disposition voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of all or any portion of any Membership Interest.

     Without limiting the generality of the foregoing, the sale or exchange of at least fifty percent (50%) of the voting stock of a Member, if a Member is a corporation, or the Transfer of an interest or interests of at least fifty percent (50%) in the capital or profits of a Member (whether accomplished by the sale or exchange of interests or by the admission of new partners or members), if a Member is a partnership or limited liability company, or the cumulative Transfer of such interests in a Member which effectively equal the foregoing (including Transfer of interests followed by the incorporation of a Member and subsequent stock Transfers, or Transfers of stock followed by the liquidation of a Member and subsequent Transfers of interests) will be deemed to constitute a Transfer of the Member’s entire Membership Interest.

ARTICLE II
ORGANIZATIONAL MATTERS

     2.1 Formation. The Members have formed a Delaware limited liability company by filing the Certificate with the Secretary of State and entering into this Agreement. This Agreement shall be deemed effective as of the Effective Date. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different because of any provision of this Agreement than those rights or obligations would be in the absence of such provision, this Agreement shall control to the extent permitted by the Act.

     2.2 Name. The name of the Company is “Akorn-Strides, LLC.” The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managers deem appropriate or advisable. The Managers shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managers consider appropriate or advisable. The Company’s name shall be the exclusive property of the Company, and no Member shall have any rights in the name or any derivation thereof.

     2.3 Term. The Company’s existence commenced on the date of filing the Certificate with the Secretary of State and shall continue until terminated as hereinafter provided.

     2.4 Registered Office and Agent. The Company shall continuously maintain a registered office (“Office”)and registered agent (“Agent”) in the State of Delaware. The Office shall be that of the Agent. The Agent shall be as stated in the Certificate or as otherwise determined by the Managers. If the Agent ceases to act as such for any reason or the Company changes the Office’s location, the Managers shall designate promptly a replacement Agent and/or notify the Secretary of State of the new Office location on the form prescribed by the

Secretary of State (“Notification”). If the Managers fail to designate a replacement Agent or notify the Secretary of State of the new Office location, the Members may, acting together, file the Notification with the Secretary of State specifying the Agent and/or Office, as the case may be.

     2.5 Principal Place of Business. The Company’s principal place of business shall be 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694, or as the Managers may determine. The Company may also have such offices, anywhere within and without the State of Delaware, as the Managers may determine from time to time, or the business of the Company may require.

     2.6 Member and Manager Information. The name, address, taxpayer identification number and Percentage Interest of each Member and Manager are set forth on Exhibit A. A Member may change his or her address in the Company’s books and records upon notice thereof to the Managers.

     2.7 Purpose and Business of the Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the consent of all of the Members, the Company shall not engage in any business other than the following:

          A. The business of developing, manufacturing and marketing Grandfathered Products, Patent Challenging Products and ANDA Products for the U.S. hospital and retail markets; and

          B. Such other activities directly related to and in furtherance of the foregoing business as may be necessary, advisable, or appropriate, in the reasonable opinion of the Managers.

     2.8 Tax Classification. The Members acknowledge that pursuant to Regulation Section 301.7701-3, the Company shall be classified as a partnership for federal income tax purposes until the effective date of any election (“Election”) to change its classification on IRS Form 8832, Entity Classification Election. The Members agree the Managers shall have the authority to file and make the Election on behalf of the Company and each Member at such time as the Managers, acting together, determine such a change is in the Company’s best interests.

     2.9 No State-Law Partnership. The Company’s classification as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes. This characterization does not create or imply a general partnership, limited partnership or joint venture among the Members for state law or any other purpose. Instead, the Members acknowledge the Company’s status as a limited liability company formed under the Act.

ARTICLE III
CAPITAL CONTRIBUTIONS

     3.1 Initial Capital Contribution.

          A. Akorn’s Initial Capital Contribution.

          (i) Akorn shall contribute:

                    (a) services in the formation, organization and operation of the Company,

                    (b) One Million Two Hundred Fifty Thousand United States Dollars ($1,250,000) in Capital Contributions within thirty (30) days of execution of this Agreement, and

                    (c) up to One Million Two Hundred Fifty Thousand United States Dollars ($1,250,000) in Capital Contributions, if and as called by all of the Managers pursuant to Section 5.3A, upon Strides achieving the Registration Threshold under the OEM Agreement.

          (ii) Akorn shall make such Capital Contributions in immediately available funds by wire transfer to the Company within the period required under this Section 3.1A.

          B. Strides’ Initial Capital Contributions.

          (i) Strides shall contribute:

                    (a) services in the organization and operation of the Company,

                    (b) One Million Two Hundred Fifty Thousand United States Dollars ($1,250,000) in Capital Contributions within thirty (30) days of execution of this Agreement, and

                    (c) up to One Million Two Hundred Fifty Thousand United States Dollars ($1,250,000) in Capital Contributions, if and as called by all of the Managers pursuant to Section 5.3A, upon Strides achieving the Registration Threshold under the OEM Agreement.

          (ii) Strides’ Capital Contributions under Sections 3.1B(i)(b) and (c) shall be contributed as follows:

                    (a) At such time as each of Strides’ Capital Contributions is required to be made pursuant to Sections 3.1B(i)(b) and (c), Akorn shall loan to the Company an amount equal to the Strides’ Capital Contribution then due, up to an aggregate of Two Million Five Hundred Thousand United States Dollars ($2,500,000), and the obligation of the Company to repay such advances made by Akorn shall be evidenced by the promissory note executed by the Company in favor of Akorn, a copy of which is attached hereto as Exhibit B (the “Akorn Draw Down Note”); and

                    (b) On each such occasion set forth above in Section 3.1B(i)(b) and (c), the Company shall then immediately advance to Strides an amount equal to the funds borrowed from Akorn, by contributing such amount as a Capital Contribution on Strides’ behalf in compliance with this Section 3.1B, Strides’ obligation to repay such advances made by the Company shall be evidenced by (i) the contribution agreement in the amount of One Million Two Hundred Fifty Thousand United States Dollars ($1,250,000) with respect to the advance in Section 3.1B(i)(b); and (ii) the contribution agreement in an amount of up to One Million Two Hundred Fifty Thousand United States Dollars ($1,250,000) with respect to the advance in Section 3.1B(i)(c); each of which shall be executed in the form attached hereto as Exhibit C by Strides in favor of the Company, (collectively the “Strides Capital Contribution Agreements”).

          (iii) Immediately upon receipt by the Company of any amount drawn under the Letter of Credit, such amount shall be applied to amounts due under the Strides Capital Contribution Agreements.

     3.2 Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions. To the extent unanimously approved by the Managers, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Managers determine that such additional Capital Contributions are necessary or appropriate for the conduct of the Company’s business, including without limitation, expansion or diversification. In that event, the Members shall have the opportunity, but not the obligation, to participate in such additional Capital Contributions on a pro rata basis in accordance with their Percentage Interests. Each Member shall receive a credit to his or her Capital Account in the amount of any additional capital which it contributes to the Company. Immediately following such Capital Contributions, the Percentage Interests shall be adjusted by the Managers to reflect the new relative proportions of the Capital Accounts of the Members.

     3.3 Capital Accounts.

          A. Maintenance. The Company shall maintain a separate Capital Account for each Member. The Capital Account of each Member shall be credited with the Member’s Initial Capital Contribution, increased by (i) any other cash contributed after the date hereof by such Member to the Company; (ii) the fair market value, as determined by the Managers, of any property contributed after the date hereof by such Member to the Company (net of liabilities that are secured by such contributed property or that the Company or any other Member is considered to assume or take subject to under Code Section 752); (iii) allocations to such Member of Net Profit pursuant to Article VI; and (iv) other additions allocated to such Member in accordance with the Code; and decreased by (i) the amount of cash distributed to such Member by the

Company; (ii) allocations to such Member of Net Loss pursuant to Article VI; (iii) the fair market value, as determined by the Managers, of property distributed to such Member by the Company (net of liabilities that are secured by such distributed property or that such Member is considered to assume or take subject to under Code Section 752); and (iv) other deductions allocated to such Member in accordance with the Code.

          B. Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code Section 704(b) and Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such regulations.

          C. Assignment. On the Transfer of all or any part of a Member’s Membership Interest as permitted by this Agreement, the Capital Account of the transferor, or portion thereof that is attributable to the Transferred interest, shall carry over to the transferee as prescribed in Regulations Section 1.704-1(b)(2)(iv).

          D. Revaluation. At such times as may be required or permitted by Code Section 704 and any Regulations thereunder, the Capital Accounts shall be revalued and adjusted to reflect the then fair market value of the Company’s property. The Capital Accounts shall be maintained in compliance with Regulation Section 1.704-1(b)(2)(iv)(f). All allocations of gain resulting from such revaluation shall be made consistently with regulation Section 1.704-1(b)(2)(iv)(f) and, to the extent not inconsistent therewith, provisions of Section 6.1 on the allocation of Net Profit.

     3.4 Withdrawal and Return of Capital. Except as specifically provided in this Agreement, no Member shall be entitled to withdraw or to demand the return of any or all of that Member’s Capital Contribution.

     3.5 No Interest. No Member shall be entitled to receive interest on that Member’s Capital Contributions or the balance of that Member’s Capital Account without the Managers’ prior written consent.

     3.6 No Priority Return. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member regarding the return of a Capital Contribution; provided, however, that until all amounts due and payable under the Strides Capital Contribution Agreements and the Akorn Draw Down Note have been paid in full, any return of a Capital Contribution which Strides is eligible to receive under this Agreement shall be applied first to the repayment of the Strides Capital Contribution Agreements. In accordance with the terms of this Section 3.6 and Section 7.2A below, Strides hereby irrevocably authorizes and instructs the Company to apply any return of a Capital Contribution to which Strides is eligible to receive under this Agreement to the repayment of the Strides Capital Contribution Agreements, until paid in full.

     3.7 Member Loans.

          A. Any Member or an Affiliate of a Member may lend money to the Company with both of the Managers’ prior written consent. The loan shall not be treated as a Capital Contribution by that Member or entitle the Member to an increase in that Member’s

Percentage Interest. Except as otherwise set forth in Section 3.7C and the Akorn Draw Down Note, the loan amount shall be a debt due from the Company, repayable out of the Company’s assets, bear interest at the lower of the Prime Rate or the maximum rate permitted by law, and shall be on such other terms as the Company and the Member agree. Notwithstanding the foregoing, no Member shall be required to make any loans to the Company or guaranty the payment or performance of any Company obligation.

          B. The Members acknowledge that any Member, Manager or Affiliate of a Member or Manager (each, a “Lender”) who loans money to the Company pursuant to this Section 3.7 shall have rights (“Rights”), the exercise of which will be in conflict with the Company’s best interests. In that regard, the Members hereby authorize, agree and consent to the Lender’s exercise of any of Lender’s Rights under any promissory note, security agreement or other loan document, even though the Lender’s exercise of those rights may be detrimental to the Company or the Company’s business. Further, the Members agree that any Lender’s proper exercise of the Rights shall not be deemed a breach of that Lender’s fiduciary duties (if any) to the Company.

          C. The Akorn Draw Down Note shall have priority of repayment over any and all Lender loans to the Company. Immediately upon each receipt by the Company of any amount in full or partial payment of the Strides Capital Contribution Agreements, including amounts received under the Letter of Credit, such amount shall be paid to Akorn to be applied to amounts due under the Akorn Draw Down Note, until the Akorn Draw Down Note is paid in full.

ARTICLE IV
MEMBERS

     4.1 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

     4.2 Admission of Additional Members. The Managers may admit to the Company additional Members, from time to time, subject to the following:

          A. All of the Managers and all of the Members must consent to the admission;

          B. The additional Member shall make a Capital Contribution in such amount and on such terms as the Managers determine to be appropriate based upon the needs of the Company, the net value of the Company’s assets, the Company’s financial condition, and the benefits anticipated to be realized by the additional Member;

          C. No additional Member shall be admitted if the effect of such admission would be to terminate the Company within the meaning of Code Section 708(b); and

          D. The additional Member agrees to be bound by the terms of this Agreement.

     Notwithstanding the foregoing, Assignees may only be admitted as substitute Members in accordance with Article VIII. The Managers shall amend Exhibit A on the admission of additional Members to set forth the Members’ names, addresses, taxpayer identification numbers, Capital Contributions and Percentage Interests.

     4.2 Withdrawals or Resignations. No Member may withdraw, resign or retire from the Company.

     4.3 Termination of Membership Interest. Effective immediately, upon (a) the Transfer of a Member’s Membership Interest in violation of Article VIII, (b) the occurrence of an Optional Purchase Event as to such Member, (c) the withdrawal, resignation or retirement of a Member in violation of Section 4.2, (d) the default by Strides under the Strides Capital Contribution Agreements, or (e) the Company becoming eligible to receive any amount under the Letter of Credit pursuant to the terms of the OEM Agreement, the Membership Interest of a Member (in the case of subsections (d) and (e) hereof, Strides’ Membership Interest) shall be terminated by the Managers (provided that, for purposes of subsection (d) and (e), only the Manager appointed by Akorn, in such Manager’s sole discretion, shall have the authority to terminate Strides’ Membership Interest), and thereafter that Member shall be an Assignee only unless such Membership Interest shall be purchased by the Company and/or the remaining Members as provided in Article IX. Each Member acknowledges and agrees that such termination or purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

     4.4 Competing Activities. The Members and their directors, shareholders, partners, members, managers, agents, employees and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company’s business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. The Members shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. The Members shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company. Each Member acknowledges that the other Members and their Affiliates own and/or manage other businesses, including businesses that may compete with the Company and for the Members’ time. Each Member hereby waives any and all rights and claims which they may otherwise have against the other Members and their directors, shareholders, partners, members, managers, agents, employees, and Affiliates as a result of any of such activities.

     4.5 Transactions With The Company. Subject to any limitations set forth in this Agreement and with the prior approval of the Managers, a Member or an Affiliate of a Member may transact business with the Company so long as the transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those terms and conditions that are generally available in similar transactions from Persons operating at arm’s length and, in the case of services, from Persons capable of performing similar services.

Subject to other applicable laws, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

     4.6 Remuneration To Members. Except as otherwise specifically provided in this Agreement or pursuant to a transaction permitted by Section 4.5, no Member or an Affiliate of a Member is entitled to remuneration for services rendered or goods provided to, or on behalf of, the Company.

     4.7 Members Are Not Agents. Pursuant to Section 5.1 and the Certificate, the management of the Company is vested in the Managers. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Certificate and except as expressly required by the Act. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by a Manager or Managers, have any power or authority to (a) bind or act on behalf of the Company in any way, (b) pledge its credit, (c) execute any instrument on its behalf, or (d) render it liable for any purpose.

     Each Member shall indemnify, defend and hold harmless the Company and the other Members from and against any and all loss, cost, expense, liability or damage arising from or relating to any action by such Member in contravention of this Section 4.7.

     4.8 Voting Rights. Except as expressly provided in this Agreement, the Certificate or required by law, Members shall have no voting, approval or consent rights, and, to the extent permitted by applicable law, each Member waives that Member’s right to vote on any matters other than those set forth in this Section 4.8.

     4.9 Member Meetings. No annual or regular meetings of the Members are required. However, if such meetings are held, meeting notices and procedures shall be in accordance with Corporations Code Section 18-302(c) or any applicable successor statue. The members present at a duly called or held meeting at which quorum is present may not continue to transact business upon the loss of a quorum. Any action that may be taken by Members under this Agreement may be taken by a unanimous written consent executed by all of the Members having not less than the aggregate Percentage Interests that would be necessary to take that action at a meeting at which all Members entitled to vote thereon were present and voted. Written consent shall be governed by Corporations Code Section 18-302(d), except that notwithstanding anything to the contrary in Corporations Code Section 18-302(d), action taken by written consent shall be effective as of the date set forth in the consent.

     4.10 Certificate of Membership Interest.

          A. Certificate. A Membership Interest may be represented by a certificate of membership. Subject to applicable law, the form and content of the certificate of membership shall be determined by the Managers.

          B. Cancellation of Certificate. Except as herein provided with respect to lost, stolen, or destroyed certificates, no new certificates of membership shall be issued in lieu of previously issued certificates of membership until former certificates for a like number of

Membership Interests shall have been surrendered and cancelled. All certificates of membership surrendered to the Company for transfer shall be cancelled.

          C. Replacement of Lost, Stolen, or Destroyed Certificate. Any Member claiming that its certificate of membership is lost, stolen, or destroyed may make an affidavit or affirmation of that fact and request a new certificate. Upon the giving of a satisfactory indemnity to the Company as reasonably required by the Managers, a new certificate may be issued of the same tenor and representing the same Percentage Interest of membership as was represented by the certificate alleged to be lost, stolen, or destroyed.

ARTICLE V
MANAGEMENT AND CONTROL OF THE COMPANY

     5.1 Management of the Company by Managers.

          A. Exclusive Management by Managers. The business, property and affairs of the Company shall be managed exclusively by the Managers, acting together. Except for situations in which the approval of the Members is expressly required by the Certificate or this Agreement, the Managers, acting together, shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, property and affairs.

          B. Meetings of Managers. Meetings of the Managers may be called by any Manager. All meetings shall be held upon four (4) days notice by mail or forty-eight (48) hours notice (or upon such shorter notice period if necessary under the circumstances) delivered personally or by telephone, telegraph, electronic transmission or facsimile. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Managers who are not present at the time of the adjournment. Meetings of the Managers may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or at such place as may be approved by the Managers. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. A majority of the authorized number of Managers constitutes a quorum of the Managers for the transaction of business. Except to the extent that this Agreement expressly requires the approval of all Managers, every act or decision done or made by a majority of the Managers present at a meeting duly held at which a quorum is present is the act of the Managers. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Any action required or permitted to be taken by the Managers may be taken by the Managers without a meeting, if a majority of the Managers individually or collectively consent in writing to such action, unless the action requires the unanimous vote of the Managers, in which case all Managers must consent in writing. Such action by written consent shall have the same force and effect as a majority vote or unanimous vote, as applicable, of such Managers.

     The provisions of this Section 5.1B govern meetings of the Managers if the Managers elect, in their discretion, to hold meetings. However, nothing in this Section 5.1B or in this Agreement is intended to require that meetings of Managers be held, it being the intent of the Members that meetings of Managers are not required.

     5.2 Election of Managers.

          A. Number, Term, and Qualifications. The Company shall initially have two (2) Managers: Arthur S. Przybyl and Arun Kumar. Each Member may appoint one (1) Manager. Unless he resigns or is removed, each Manager shall hold office until a successor shall have been appointed by the Member that originally appointed such Manager. A Manager need not be a Member, an individual, a resident of the State of Delaware, or a citizen of the United States.

          B. Resignation. Any Manager may resign at any time by giving written notice to the Members and remaining Managers without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not (i) affect the Manager’s rights as a Member, (ii) constitute a withdrawal of a Member, or (iii) affect any rights a Manager or a Manager’s Affiliate may have under any written agreement with the Company.

          C. Removal. Any Manager may be removed at any time, with or without cause, by the Member which appointed such Manager. Any removal shall be without prejudice to the rights, if any, of the Manager under any employment contract and, if the Manager is also a Member, shall not affect the Manager’s rights as a Member or constitute a withdrawal of a Member. For purpose of this Section, “cause” shall mean fraud, gross negligence, willful misconduct, embezzlement or a breach of such Manager’s obligations under this Agreement or any employment contract with the Company. Notwithstanding the foregoing, the Manager appointed by Strides shall be automatically removed, with no action required by the Company or any other Member or other Manager immediately upon the occurrence of (i) a default by Strides under the Strides Capital Contribution Agreements, or (ii) the Company becoming eligible to receive any amount under the Letter of Credit pursuant to the terms of the OEM Agreement.

          D. Vacancies. Any vacancy occurring for any reason in the number of Managers may be filled by the Member who originally appointed the Manager who’s resignation or removal created such vacancy.

     5.3 Powers of Managers.

          A. Powers of Managers. Without limiting the generality of Section 5.1, but subject to Sections 5.3B and 5.3C and to the express limitations set forth elsewhere in this Agreement, the Managers shall, when acting together, have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers described in Corporations Code Section 18-106, including, without limitation, the power to:

          (i) Acquire, purchase, renovate, improve, alter, rebuild, demolish, replace, and own real property and any other property or assets that the Managers determine is necessary or appropriate or in the interest of the business of the Company, and to acquire options for the purchase of any such property;

          (ii) Sell, exchange, lease, or otherwise dispose of the real property and other property and assets owned by the Company, or any part thereof, or any interest therein;

          (iii) Borrow money from any party including the Managers and their Affiliates, issue evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend, or change the terms of, or extend the time for the payment of any indebtedness or obligation of the Company, and secure such indebtedness by mortgage, deed of trust, pledge, security interest, or other lien on Company assets;

          (iv) Guarantee the payment of money or the performance of any contract or obligation of any Person;

          (v) Sue on, defend, or compromise any and all claims or liabilities in favor of or against the Company; submit any or all such claims or liabilities to arbitration; and confess a judgment against the Company in connection with any litigation in which the Company is involved;

          (vi) Retain legal counsel, auditors, and other professionals in connection with the Company business and to pay therefor such remuneration as the Managers may determine;

          (vii) Approve the Company’s Budget;

          (viii) Incur debt or liability of more than One Hundred Thousand United States Dollars ($100,000) as set forth in the Budget and approved by the Managers pursuant to this Section 5.3A;

          (ix) Pay any funds from the Company’s bank accounts;

          (x) Make calls for Capital Contributions as set forth in Section 3.1A(ii), provided that the obligation of Strides to make the Capital Contributions required by Section 3.1B(ii) shall only require the approval of the Manager appointed by Akorn;

          (xi) Take any of the following actions under the Sales and Marketing Agreement:

                    (a) Adopt standard sales order terms and conditions;

                    (b) Develop a marketing plan for the Products in the Territory;

                    (c) Set sales pricing for Products in the Territory; or

                    (d) Adopt sales standards for Products in the Territory.

          (xii) Alter or amend the terms of the Akorn Draw Down Note or Strides Capital Contribution Agreements; and

          (xiii) Take any of the following actions under the OEM Agreement:

                    (a) Approve the development and/or manufacturing of any Product by Strides under the OEM Agreement;

                    (b) Approve the ANDA Schedule;

                    (c) Approve any Purchase Orders;

                    (d) Approve any Forecast;

                    (e) Approve any Net Price;

                    (f) Approve payment of any Registration Advance;

                    (g) Accept Products for purposes of Sections 5.2 of the OEM Agreement; or

                    (h) Approve an extension of the Threshold Period.

     Notwithstanding any other provisions of this Agreement, any action of any Manager under this Section 5.3A shall require the prior written approval of all Managers.

          B. Enforcement of Strides Capital Contribution Agreements and Letter of Credit. Notwithstanding any other provisions of this Agreement, the Manager appointed by Akorn shall have the sole and exclusive power and authority, acting alone, to manage and carry out the purposes, business, property, and affairs of the Company with respect to (i) the Company’s rights and interests in and under the Strides Capital Contribution Agreements and the Letter of Credit, including any enforcement, modification, waiver, compromise, transfer and other dealings of any kind with respect thereto, and (ii) all matters incident thereto, including without limitation the retention of counsel, the incurring and payment of costs (including attorneys’ fees), the giving of notices, the making of demands and draws, the commencement and prosecution of actions, and the collection, application and disposition of funds. No other Manager shall have power or authority in connection therewith.

          C. Limitations on Power of Managers. The Managers shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the unanimous vote or written consent of all of the Members:

          (i) The sale, exchange or other disposition of all, or substantially all, of the Company’s assets occurring as part of a single transaction or plan, or in multiple transactions over a twelve (12) month period, except in the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution, shall require the unanimous vote or written consent of Members;

          (ii) The conversion of the Company into, or the merger of the Company with, another limited liability company or limited partnership shall require the unanimous vote or written consent of Members;

          (iii) The merger of the Company with, or conversion into, a corporation or a general partnership or other Person shall require the unanimous vote or written consent of all Members;

          (iv) The establishment of different classes of Members;

          (v) An alteration of the primary purpose or business of the Company as set forth in Section 2.7;

          (vi) Without limiting subsection (vi), the lending of money by the Company to any Manager or Member;

          (vii) Any act which would make it impossible to carry on the ordinary business of the Company.

          (viii) The filing of a bankruptcy petition on behalf of the Company; and

          (ix) Any other transaction described in this Agreement as requiring the vote, consent, or approval of the Members.

     5.4 Devotion of Time.

          The Managers are not obligated to devote all of their time or business efforts to the affairs of the Company. The Managers shall devote whatever time, effort, and skill as they deem appropriate for the operation of the Company.

     5.5 Appointment of Committees. The Managers shall have the authority to appoint one or more committees as follows:

          A. Administrative Committee. The Managers may appoint an Administrative Committee to assist the Managers in handling certain administrative matters of the Company, including without limitation compiling and reporting monthly accounts and financial statements; provided, however, that such committee shall (i) only perform such duties as may be prescribed in writing by all of the Managers; (ii) report all finished product to the Managers for final approval prior to any distribution to the Members thereof; and (iii) not have, nor shall it be delegated, any of the power or authority of the Managers.

          B. Other Committees. The Managers may also, from time to time, appoint such committees to assist in the management and affairs of the Company as may be permitted by law. Such other committees appointed by the Managers shall consist of a number of members, and shall have such powers and perform such duties, as may be prescribed in writing by all of the Managers; but in no event shall any such committee have, nor shall it be delegated, any of the power or authority of the Managers.

          C. Term, Number and Members. Committees established by the Managers under this Section 5.5 shall have a duration and number of members as shall be agreed upon in writing by the Managers prior to formation. Members of such committees shall be appointed jointly by the Managers.

     5.6 Transactions between the Company and the Managers. The Managers shall have the authority to appoint one or more committees as follows:

          Notwithstanding that it may constitute a conflict of interest, the Managers may, and may cause their Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment with the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those terms and conditions that are generally available in similar transactions from Persons operating at arm’s length and, in the case of services, from Persons capable of performing similar services.

     5.7 Payments to Managers. Except as specified in this Agreement, no Manager or Affiliate of a Manager is entitled to remuneration for services rendered or goods provided to the Company.

          A. Services Performed by Managers or Affiliates. The Company shall pay the Managers, Affiliates of the Managers, or members of the Administrative Committee (or other committee appointed by the Managers) for services rendered or goods provided to the Company and approved by the Managers.

          B. Expenses. The Company shall reimburse the Managers and their Affiliates for the actual cost of materials used for or by the Company and approved by all Managers in writing. The Company shall also pay or reimburse the Managers or their Affiliates for organizational expenses (including, without limitation, legal and accounting fees and costs) incurred to form the Company and approved by all Managers in writing and prepare and file the Certificate and this Agreement. Except as otherwise provided herein, the Managers and their Affiliates shall not be reimbursed by the Company for the following expenses: (i) salaries, compensation or fringe benefits of directors or employees of the Managers or their Affiliates, and (ii) overhead expenses of the Managers or their Affiliates, including, without limitation, rent and general office expenses.

     5.8 Fiduciary Duties. The only fiduciary duties a Manager owes to the Company and the Members are the duty of loyalty and the duty of care set forth in subsections (i) and (ii) below:

          (i) A Manager’s duty of loyalty to the Company and the Members is limited to the following:

                    (a) To account to the Company and hold as trustee for the Company any property, profit, or benefit derived by the Manager in the conduct or winding up of the Company’s business or derived from any use by the Manager of Company property, including the appropriation of a Company opportunity, without the consent of the Members; and

                    (b) To refrain from dealing with the Company in the conduct or winding up of the Company business as or on behalf of a party having an interest adverse to the Company without the consent of the Members.

          (ii) A Manager’s duty of care to the Company and the Members in the conduct and winding up of the Company’s business is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law by the Manager.

     5.9 Limitation of Liability.

          A. Liability of Manager Limited to Manager’s Assets. Under no circumstances will any director, shareholder, member, manager, partner, employee, agent or Affiliate of any Manager have any personal responsibility for any liability or obligation of the Manager (whether on a theory of alter ego, piercing the corporate veil, or otherwise).

          B. Limited For Company Obligations. No Person who is a Manager shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager.

ARTICLE VI
ALLOCATIONS OF NET PROFITS AND NET LOSSES

     6.1 Allocations of Net Profit and Net Loss.

          A. Net Loss. Net Loss shall be allocated to the Members in proportion to their Percentage Interests.

          B. Net Profit. Net Profit shall be allocated to the Members in proportion to their Percentage Interests.

          C. Reallocations. Notwithstanding anything to the contrary in Section 6.1A, Net Loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member’s share of Company Minimum Gain. Any Net Loss not allocated to a

Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this Section 6.1C). Any loss reallocated under this Section 6.1A shall be taken into account in computing subsequent allocations of income and losses pursuant to this Article VI, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Article VI, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article VI if no reallocation of losses had occurred under this Section 6.1C.

     6.2 Special Allocations. Notwithstanding Section 6.1:

          A. Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this Section 6.2A shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.2A. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 6.2A is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          B. Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member’s share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5)). Allocations pursuant to this Section 6.2B shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.2B. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 6.2B is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          C. Nonrecourse Deductions. Any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

          D. Member Nonrecourse Deductions. Those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

          E. Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member’s Capital Account in excess of such Member’s share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 6.2E shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article VI so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article VI to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 6.2E if such unexpected adjustments, allocations, or distributions had not occurred.

     6.3 Section 754 Adjustments. Regulations Section 1.704-1(b)(2)(iv)(m) may require the Company to adjust the Members’ Capital Accounts if the Company adjusts the tax bases of its assets pursuant to Code Sections 734(b) or 743(b) following an election pursuant to Code Section 754. Any such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis). Such gain or loss shall be specially allocated among the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted. Such gain or loss shall also be included in any calculation of the aggregate Net Profit or Net Loss allocated to a Member for the purpose of determining the amount of any subsequent allocation that Member is to receive pursuant to this Agreement.

     6.4 Member Services; Interest Payments. Notwithstanding any other provision of this Agreement, if a final determination, assessment, or adjudication is made or conceded to on behalf of the Company that any amount paid to a Member or an Affiliate of a Member for services authorized to be rendered by such Person, or interest authorized to be paid to such Person, under this Agreement is not deductible for income tax purposes during any Fiscal Year of the Company, the Company shall specially allocate items of income and gain, for that Fiscal Year or subsequent Fiscal Years as necessary, to the Member in the amount of the disallowed payment. Notwithstanding any other provision of this Agreement, such items of income and gain shall not be included in any calculation of the aggregate amount of Net Profit and Net Loss allocated to such Member.

     6.5 Curative Allocations. The allocations set forth in this Agreement are intended to comply with certain requirements of Regulation Section 1.704-1(b). Because it is not possible to foresee every possible future event during the term of the Company, the Allocations might not be consistent with the manner in which the Members intend to share Company distributions in all situations. Accordingly, the Managers may allocate income, gain, loss and deductions among the Members in a manner to prevent the allocations from distorting the manner in which Company distributions are intended to be shared among the Members. The Managers shall have the discretion to accomplish this result in any reasonable manner.

     6.6 Other Allocation Rules.

          A. Unless otherwise herein expressly provided to the contrary, all allocations to the Members pursuant to this Article VI shall be divided among the Members in proportion to their respective Percentage Interests.

          B. For purposes of determining Net Profit, Net Loss, or any other items allocable to any period, Net Profit, Net Loss, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Tax Matters Partner using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

          C. Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Section 1.752-3(a)(3) of the Regulations, the Members’ interests in Net Profit shall be in accordance with their respective Percentage Interests.

          D. Notwithstanding any other provision in this Article VI, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 6.6 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member’s Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

     6.7 Allocation of Net Profits And Losses And Distributions in Respect of a Transferred Interest. If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon his or her respective Economic Interest at the close of such day.

     However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month).

     Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Economic Interests as of the date such sale or other disposition occurs.

     6.8 Obligations Of Members To Report Allocations. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VII
INTERIM DISTRIBUTIONS

     7.1 Minimum Distribution To Pay Tax Liabilities. The Company shall distribute to each Member an amount of cash equal to 40.4% of the net profit allocated to that Member with respect to each tax year of the Company. The foregoing percentage is based on the current highest marginal income tax rates under Federal and Illinois law, after taking into account the deductibility of Illinois income taxes from Federal taxable income. Such percentage shall be readjusted to account for any change in the tax laws that would affect such percentage.

     7.2 Discretionary Distributions. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Managers may elect from time to time to distribute Distributable Cash to the Members, which distributions shall be made as follows:

          A. First, in an amount equal to any and all unreturned Capital Contributions of each Member, less any distributions made to such Member (provided, however, that until all amounts due and payable under the Strides Capital Contribution Agreements and the Akorn Draw Down Note have been paid in full, any return of a Capital Contribution which Strides is eligible to receive under this Agreement shall be applied first to the repayment of the Strides Capital Contribution Agreements); and

          B. Second, in proportion to the Members’ Percentage Interests.

     All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests on the actual date of distribution. Neither the Company nor any Manager shall incur any liability for making distributions in accordance with this Section 7.2. No distributions shall be made without the prior written consent of all Managers.

     7.3 Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. Except as provided in Section 11.4, no Member may be compelled to accept from the Company (a) a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members, or (b) a distribution of any asset in kind.

     7.4 Restriction on Distribution.

          A. No distribution shall be made if, after giving effect to the distribution:

          (i) The Company would not be able to pay its debts as they become due in the usual course of business; or

          (ii) The Company’s total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

          B. The Managers may base a determination that a distribution is not prohibited on any of the following:

          (i) Financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances;

          (ii) A fair valuation; or

          (iii) Any other method that is reasonable in the circumstances.

          C. Notwithstanding any other provision of this Agreement, including Sections 7.4A and 7.4B, no distribution shall be made until after the second anniversary of this Agreement, unless otherwise agreed to by all of the Managers in writing.

     7.5 Return of Distributions. Members and Assignees who receive distributions made in violation of the Act or this Agreement shall return such distributions to the Company. Except for those distributions made in violation of the Act or this Agreement, no Member or Assignee shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Assignee or paid by a Member or Assignee for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Assignee.

     7.6 Tax Withholding. If any federal, foreign, state or local jurisdiction requires the Company to withhold taxes or other amounts with respect to any Member’s allocable share of Net Profits, taxable income or any portion thereof, or with respect to distributions, the Company shall withhold from distributions or other amounts then due to such Member (or shall pay to the relevant taxing authority with respect to amounts allocable to such Member) an amount necessary to satisfy the withholding responsibility. In such a case, the Member for whom the Company has paid the withholding tax shall be deemed to have received the withheld distribution or other amount so paid, and to have paid the withholding tax directly.

     If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member to which the withholding obligation applies shall have the option to pay to the Company the amount of such shortfall. In the event a Member fails to make such payment and the Company nevertheless pays the full amount to be withheld, the amount paid by the Company shall be deemed a nonrecourse loan from the Company to such Member bearing interest at the lower of the Prime Rate or the maximum rate permitted by law, and the Company shall apply all distributions or payments that would otherwise be made to such

Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

     Each Member agrees to cooperate fully with the Company’s efforts to comply with the Company’s tax withholding and information reporting obligations and agrees to provide the Company with such information as the Company may reasonably request from time to time in connection with such obligations.

ARTICLE VIII
TRANSFER OF INTERESTS

     8.1 Restrictions on Transfer. No Member shall Transfer all or any part of that Member’s Membership Interest except (i) with the prior written consent of the Managers and all Members, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreements or the Act), as the Managers and the Members may determine in their sole and absolute discretion, and (ii) to a successor entity resulting from either a (x) merger of such Member with another entity or (y) the closing of a sale of all of the Member’s assets or shares of stock; provided, however, that any attempt by a Member to transfer it’s Membership Interest under subsections (ii)(x) and (y) of this Section 8.1 shall be ineffective unless and until any and all obligations of such Member as of the date of the proposed transfer under this Agreement and any agreement contemplated hereby shall have been met in full, including any obligation of repayment by Strides under the Strides Capital Contribution Agreement(s). Transfers in violation of this Article VIII shall be effective only to the extent set forth in Section 8.7. After the consummation of any Transfer of any part of a Membership Interest, the Membership Interest so Transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfers shall be required to comply with all the terms and provisions of this Agreement.

     8.2 Further Restrictions on Transfer of Interests. In addition to other restrictions found in this Agreement, no Member shall Transfer all or any part of that Member’s Membership Interest: (i) without compliance with applicable securities laws, (ii) if the Transfer would cause the Company’s tax termination within the meaning of Code Section 708(b)(1)(B), or (iii) if the Transfer would cause the Company to be treated as a corporation pursuant to Code Section 7704 or Regulations Section 1.7704-1.

     8.3 Substitution of Members. An Assignee of a Membership Interest shall have the right to become a substitute Member only if (i) the requirements of Sections 8.1 and 8.2 are met, (ii) the Managers have consented to such substitution in their sole and absolute discretion, (iii) the Assignee executes an instrument satisfactory to the Managers accepting and adopting the terms and provisions of this Agreement, and (iii) the Assignee pays any reasonable expenses in connection with such Assignee’s admission as a new Member. The admission of an Assignee as a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

     8.4 Permitted Transfers. Subject to compliance with Section 8.2, a Member may Transfer that Member’s Membership Interest to any Affiliate of the Member so long as that Member remains in voting control of the Affiliate, and at such time as the Member is no longer in voting control of such Affiliate, a “Transfer” shall be deemed to have occurred (each, a “Permitted Transfer”).

     8.5 Effective Date of Transfers. Any Transfer of all or any portion of an Economic Interest which complies with this Article VIII shall be effective as of the date provided in Section 6.7 following the date upon which the requirements of Sections 8.1, 8.2 and 8.3 (collectively, “Transfer Requirements”) have been met. The Company shall provide the Members with written notice of such Transfer as promptly as possible after the Transfer Requirements have been met. Any transferee of a Membership Interest shall take subject to the restrictions on Transfer imposed by this Agreement.

     8.6 Rights of Legal Representatives. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

     8.7 No Effect to Transfers in Violation of Agreement. Upon any Transfer of a Membership Interest in violation of this Article VIII, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Assignee and thereafter shall only receive the share of one or more of the Company’s Net Profits, Net Losses and distributions of the Company’s assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Company’s legal counsel, a Transfer in violation of this Article VIII would cause the Company to (a) be treated as a corporation pursuant to Code Section 7704 or Regulations Section 1.7704-1, or (b) be terminated for tax purposes under IRC Section 708(b)(1)(B), the Transfer shall be null and void and the purported transferee shall not become either a Member or an Assignee.

     Except as otherwise provided in Section 8.4, on and contemporaneously with any Transfer of a Member’s Economic Interest which does not at the same time Transfer the balance of the rights associated with the Membership Interest Transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of the Company), the Company shall purchase from the Member, and the Member shall sell to Company for a purchase price of One Hundred United States Dollars ($100), all remaining rights and interests retained by the Member (including voting and inspection rights) that immediately before the Transfer were associated with the Transferred Economic Interest. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member.

     Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests from a Member who Transfers a Membership Interest in violation of this Article VIII is not unreasonable under the circumstances existing as of the date hereof.

ARTICLE IX
OPTIONAL PURCHASE EVENTS AND
TERMINATION OF MEMBERSHIP INTEREST

     9.1 Optional Purchase Event Defined. As used in this Article IX, “Optional Purchase Event” means, with respect to any Member, the occurrence of any of the following events:

          A. The withdrawal, resignation, Bankruptcy or dissolution of a Member;

          B. The occurrence of any other event that is, or that would cause, a Transfer in contravention of this Agreement; or

          C. The filing by a Member of an action seeking a decree of judicial dissolution pursuant to Code Section 18-802.

     9.2 Optional Purchase Event. Upon the occurrence of an Optional Purchase Event that is not a Permitted Transfer, the Company and/or the remaining members (“Remaining Members”) shall have the option to purchase, and if such option is exercised, the Member whose actions or conduct resulted in the Optional Purchase Event (“Former Member”) or such Former Member’s legal representative shall sell, the Former Member’s Membership Interest (“Former Member’s Interest”) as provided in this Article IX. Each Former Member agrees to give prompt notice of the Optional Purchase Event to the Managers.

     9.3 Purchase Price. The purchase price for the Former Member’s Interest shall be the fair market value of the Former Member’s Interest as determined by an independent appraiser jointly selected by the Former Member (or the Former Member’s legal representative) and the Manager.

     If the Former Member (or the Former Member’s legal representative) and the Managers are unable to agree on the selection of an appraiser within thirty (30) days after the Optional Purchase Event, each shall select an independent appraiser within twenty (20) days after expiration of the thirty (30) day period. The two (2) appraisers so selected shall each independently appraise the Former Members’ Interest and, as long as the difference in the two (2) appraisals does not exceed five (5) percent of the lower of the two (2) appraisals, the fair market value shall be conclusively deemed to equal the average of the two (2) appraisals. The determination of such appraisers shall be binding on the parties. If either party fails to select an independent appraiser within the time required by this Section 9.3, the fair market value of the Former Member’s Interest shall be conclusively deemed to equal the appraisal of the independent appraiser timely selected by the other.

     If the difference between the two (2) appraisals referred to above exceeds five (5) percent of the lower of the two (2) appraisals, the two (2) appraisers selected shall select a third (3rd) appraiser who shall also independently appraise the Former Member’s Interest. In such case the fair market value of the Former Member’s Interest shall be the average of the two closest appraisals. The determination of such appraisers shall be binding on the parties. The Company and the Former Member shall each pay one-half (1/2) of the cost of the third (3rd) appraisal.

     In determining the fair market value, the appraisers appointed under this Agreement shall consider all opinions and relevant evidence submitted to them by the parties, or otherwise obtained by them, and shall set forth their determination in writing together with their opinions and the considerations on which the opinions are based, with a signed counterpart to be delivered to each party, within sixty (60) days after commencing the appraisal.

     Notwithstanding the foregoing, if the Optional Purchase Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.

     9.4 Notice of Intent to Purchase. Within fifteen (15) days after the purchase price of the Former Member’s Interest is determined in accordance with Section 9.3, the Manager shall notify each Remaining Member of such price. Within thirty (30) days after the Managers have notified the Remaining Members as to the purchase price of the Former Member’s Interest determined in accordance with Section 9.3, each Remaining Member shall notify the Managers in writing of his or her desire to purchase a portion of the Former Member’s Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member’s Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member’s Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member’s Interest.

     9.5 Closing of Purchase of Former Member’s Interest. Unless court approval is required, the closing (“Closing”) for the sale of a Former Member’s Interest pursuant to this Article IX shall be held at 10:00 a.m. at the principal office of Company no later than sixty (60) days after the determination of the purchase price, except that if the Closing date falls on a Saturday, Sunday, or Illinois legal holiday, then the Closing shall be held on the next succeeding business day. If court approval is required, (i) the Closing of the sale of a Former Member’s Interest shall occur not later that five (5) business days after entry of the order approving such sale, (ii) the Former Member or such Former Member’s legal representative shall file the application seeking court approval within thirty (30) days following the determination of the purchase price, and (iii) the parties to the court proceeding shall make every effort to obtain the court’s approval in an expeditious manner. At the Closing, the Former Member or such Former Member’s legal representative shall deliver to the Company and/or the Remaining Members an instrument of Transfer (containing warranties of title and no encumbrances) conveying the Former Member’s Interest. The Former Member or such Former Member’s legal representative, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be necessary to consummate fully such sale and purchase in accordance with the terms and provisions of this Agreement.

     9.6 Purchase Terms Varied by Agreement. Nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company desiring to retire, withdraw or resign, in whole or in part, as a Member.

ARTICLE X
ACCOUNTING, RECORDS AND REPORTS

     10.1 Books and Records. The accounting records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office in Illinois all of the following:

          A. A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;

          B. A current list of the full name and business or residence address of each Manager;

          C. A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

          D. Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

          E. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

          F. Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

          G. The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

     10.2 Delivery to Members and Inspection.

          A. Upon the request of any Member or Assignee for purposes reasonably related to the interest of that Person as a Member or Assignee, the Managers shall promptly deliver to the requesting Member or Assignee, at the expense of the Company, a copy of the information required to be maintained under Sections 10.1 A, B and D, and a copy of this Agreement.

          B. Each Member, Manager and Assignee has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Manager or Assignee, to:

          (i) inspect and copy during normal business hours any of the Company records described in Sections 10.1A through G; and

          (ii) obtain from the Managers, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.

          C. Each Member may make a written request to the Managers for an income statement of the Company for the initial three-month, six-month, or nine-month period of the current Fiscal Year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the Company as of the end of that period. Such statement shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of a Manager that the statement was prepared without audit from the books and records of the Company. If so requested, the statement shall be delivered or mailed to the Members within 30 days thereafter.

          D. Any request, inspection or copying by a Member or Assignee under this Section 10.2 may be made by that Person or that Person’s agent or attorney.

          E. The Managers shall promptly furnish to a Member a copy of any amendment to the Certificate or this Agreement executed by a Manager pursuant to a power of attorney from the Member.

     10.3 Annual Statements. The Managers shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Members’ and Assignees’ federal and state income tax returns. The Managers shall send or cause to be sent to each Member or Assignee within ninety (90) days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and, if the Company has thirty-five (35) or fewer Members, a copy of the Company’s federal, state, and local income tax or information returns for that year.

     10.4 Financial and Other Information. The Managers shall provide such financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may reasonably request. The Managers shall distribute to the Members, promptly after the preparation or receipt thereof by the Managers, any financial or other information relating to any Person in which the Company owns, directly or indirectly, an equity interest, including any filings by such Person under the Securities Exchange Act of 1934, as amended, that is received by the Company with respect to any equity interest of the Company in such Person.

     10.5 Filings. The Managers, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Managers, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If a Manager required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Manager or Member may prepare, execute and file that document with the Delaware Secretary of State.

     10.6 Bank Accounts. The Managers shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

     10.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managers. The Managers may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

     10.8 Tax Matters for the Company Handled by Managers and Tax Matters Partner. The Managers shall from time to time cause the Company to make such tax elections as they deem to be in the best interests of the Company and the Members. The Tax Matters Partner shall represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member or Manager, as the case may be, the Managers shall unanimously designate another to be Tax Matters Partner.

ARTICLE XI
DISSOLUTION AND WINDING UP

     11.1 Dissolution. The Company shall dissolve, its assets disposed of, and its affairs wound up on the first to occur of the following (each, a “Dissolution Event”):

          A. Upon the entry of a decree of judicial dissolution pursuant to Act Section 18-802;

          B. Upon the unanimous vote of Members;

          C. The sale of all or substantially all of the assets of Company; or

          D. The happening of any event that makes it unlawful or impossible to carry on the business of the Company.

     11.2 Articles of Dissolution. As soon as possible following the occurrence of a Dissolution Event, the Managers who have not wrongfully dissolved the Company or, if none, the Members, shall execute a Articles of Dissolution in such form as shall be prescribed by the Delaware Secretary of State and file the Articles of Dissolution as required by the Act.

     11.3 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managers who have not wrongfully dissolved the Company or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in

Section 11.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

     11.4 Distributions in Kind. Any non-cash asset distributed to one or more Members, including the ANDAs and ANDA Materials, shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to Article VI, and the Members’ Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Managers or by the Members or if any Member objects by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Manager or liquidating trustee and approved by the Members.

     11.5 Order of Payment Upon Dissolution.

          A. After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company’s taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of the Company’s taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

          B. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:

          (i) Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members or Managers to be adequate at the time of any distribution of the assets pursuant to this Section.

          (ii) Other adequate means as provided in Corporations Code Section 18-804.

     This Section 11.5B shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

     11.6 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of the Company for the return of his or her positive Capital Account balance and shall have no recourse for his or her Capital Contribution and/or share of Net Profits (upon dissolution or otherwise) against the Managers or any other Member.

     11.7 No Action for Dissolution. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 11.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except where the Managers have failed to liquidate the Company as required by this Article X, each Member hereby waives and renounces his or her right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Certificate or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 11.7 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.

ARTICLE XII
INDEMNIFICATION AND INSURANCE

     12.1 Indemnification of Agents. The Company shall defend and indemnify any Member or Manager and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that it is or was a Member, Manager, employee or other agent of the Company or that, being or having been such a Member, Manager, employee or agent, it is or was serving at the request of the Company as a manager, director, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Managers shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managers deem appropriate in their business judgment.

     12.2 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 12.1 or under applicable law. The Company shall maintain product liability insurance in an amount sufficient to protect any and all agents under Article XII.

     12.3 Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that a Manager has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 12.2, or in defense of any claim, issue or matter therein, such Manager shall be indemnified against Expenses actually and reasonably incurred in connection therewith.

     12.4 Determination of Conduct. Any indemnification under Section 12.1 (unless ordered by a court as referred to in such Section) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager is proper in the circumstances because such Manager has met the applicable standard of conduct set forth in Section 12.1. Such determination shall be made (i) by the Managers by a majority vote of a quorum consisting of Managers who were not parties to such Proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of such disinterested Managers so directs, by independent legal counsel in a written opinion, or (iii) by the Members by a vote of a majority-in-interest of Members, whether or not constituting a quorum, who were not parties to such Proceeding.

     12.5 Payment of Expenses in Advance. Expenses incurred by a Manager in connection with a Proceeding (“Expenses”) shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such Manager to repay such amount if it shall ultimately be determined that such Manager is not entitled to be indemnified by the Company as authorized in this Article XII.

     12.6 Indemnification of Other Agents. The Company may, but shall not be obligated to, indemnify any Person (other than a Manager) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (including any Proceeding by or in the right of the Company) by reason of the fact that such Person is or was an agent of the Company (including Members who are not Managers of the Company), against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by such Person in connection with such Proceeding under the same circumstances and to the same extent as is provided for or permitted in this Article XII with respect to a Manager.

     12.7 Indemnity Not Exclusive. The indemnification and advancement of Expenses provided by, or granted pursuant to, the provisions of this Article XII, shall not be deemed exclusive of any other rights to which any Person seeking indemnification or advancement of Expenses may be entitled under any agreement, vote of Managers or Members, or otherwise, both as to action in such Person’s capacity as an agent of the Company and as to action in another capacity while serving as an agent. All rights to indemnification under this Article XII shall be deemed to be provided by a contract between the Company and each Manager who serves in such capacity at any time while this Agreement and relevant provisions of the Act and other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any such rights then existing.

     12.8 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article XII or of Section 18-108 of the Act. In the event a Person shall receive payment from any insurance carrier or from the plaintiff in any action against such Person with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by the Company pursuant to this Article XII, such Person shall reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company to such Person exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to such Person hereunder. In addition, upon payment of indemnified amounts under the terms and conditions of this Agreement, the Company shall be subrogated to such Person’s rights against any insurance carrier with respect to such indemnified amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by such Person pursuant to the first sentence of this Section 12.8.

     12.9 Heirs, Executors and Administrators. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an agent of the Company and shall inure to the benefit of such Person’s heirs, executors and administrators.

     12.10 Right to Indemnification Upon Application.

          A. Any indemnification or advance under Section 12.1 or Section 12.5 shall be made promptly, and in no event later than sixty (60) days, after the Company’s receipt of the written request of a Manager of the Company therefor, unless, in the case of an indemnification, a determination shall have been made as provided in Section 12.4 that such Manager has not met the relevant standard for indemnification set forth in Section 12.1.

          B. The right of a Person to indemnification or an advance of Expenses as provided by this Article XII shall be enforceable in any court of competent jurisdiction. Neither the failure by the Managers or Members of the Company or its independent legal counsel to have made a determination that indemnification or an advance is proper in the circumstances, nor any actual determination by the Managers or Members of the Company or its independent legal counsel that indemnification or an advance is not proper, shall be a defense to the action or create a presumption that the relevant standard of conduct has not been met. The burden of proving that indemnification or an advance is not proper shall be on such Person. In any such action, the Person seeking indemnification or advancement of Expenses shall be entitled to recover from the Company any and all expenses of the types described in the definition of Expenses in Section 12.4 of this Agreement actually and reasonably incurred by such Person in such action, but only if it prevails therein.

     12.11 Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

          A. To indemnify or advance funds to any Person with respect to a Proceeding initiated or brought voluntarily by such Person and not by way of defense, except as provided in Section 12.10B with respect to a Proceeding brought to establish or enforce a right to indemnification under this Agreement, otherwise than as required under Delaware or Illinois law, but indemnification or advancement of Expenses may be provided by the Company in specific cases if a determination is made in the manner provided in Section 12.4 that it is appropriate;

          B. To indemnify or advance funds to any Person under this Article XII to defend a Proceeding which directly resulted from the gross negligence of such Person; or

          C. If a court of competent jurisdiction finally determines that any indemnification or advance of Expenses hereunder is unlawful.

     12.12 Partial Indemnification. If a Person is entitled under any provision of this Article XI to indemnification by the Company for a portion of Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes incurred by such Person in any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Person for the portion of such Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes to which such Person is entitled.

ARTICLE XIII
INVESTMENT REPRESENTATIONS

     Each Member hereby represents and warrants to, and agrees with, the Managers, the other Members, and the Company as follows:

     13.1 Accredited Investor. It is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (“Securities Act”).

     13.2 Purpose of Entity. The Member was not organized for the specific purpose of acquiring the Membership Interest.

     13.3 Economic Risk. It is financially able to bear the economic risk of an investment in the Membership Interest, including the total loss thereof.

     13.4 No Registration of Membership Interest. It acknowledges that the Membership Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under the securities laws of the State of Delaware, or any other applicable blue sky laws in reliance, in part, on its representations, warranties, and agreements herein.

     13.5 Membership Interest in Restricted Security. It understands that the Membership Interest is a “restricted security” under the Securities Act in that the Membership Interest will be acquired from the Company in a transaction not involving a public offering, and that the Membership Interest may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Membership Interest must be held indefinitely. In this connection, it understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of “restricted securities,” including the requirement that the securities must be held for at least two years after purchase thereof from the Company prior to resale (three years in the absence of publicly available information about the Company) and the condition that there be available to the public current information about the Company under certain circumstances. It understands that the Company has not made such information available to the public and has no present plans to do so.

     13.6 No Obligation to Register. It represents, warrants, and agrees that the Company and the Managers are under no obligation to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist it in complying with any exemption from registration and qualification.

     13.7 No Disposition in Violation of Law. Without limiting the representations set forth above, and without limiting Article VIII of this Agreement, it will not make any disposition of all or any part of the Membership Interest which will result in the violation by it or by the Company of the Securities Act, the securities laws of the State of Delaware, or any other applicable securities laws. Without limiting the foregoing, it agrees not to make any disposition of all or any part of the Membership Interest unless and until:

          A. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

          B. (i) It has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Managers, it has furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

          C. In the case of any disposition of all or any part of the Membership Interest pursuant to SEC Rule 144, in addition to the matters set forth in Section 13.7B, it shall promptly forward to the Company a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with SEC Rule 144. If SEC Rule 144 is amended or if the SEC’s interpretations thereof in effect at the time of any such disposition have changed from its present interpretations thereof, it shall provide the Company with such additional documents as the Managers may reasonably require.

     13.8 Legends. It understands that the certificates (if any) evidencing the Membership Interest may bear one or all of the following legends:

          A. “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN IN THE COMPANY’S OPERATING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          B. Any legend required by applicable state securities laws.

     13.9 Investment Risk. It acknowledges that the Membership Interest is a speculative investment which involves a substantial degree of risk of loss by it of its entire investment in the Company, that it understands and takes full cognizance of the risk factors related to the purchase of the Membership Interest, and that the Company is newly organized and has no financial or operating history.

     13.10 Investment Experience. It is an experienced investor in unregistered and restricted securities of speculative and high-risk ventures. This representation shall not be applicable to any Person that provides the Managers with such written information as the Managers deem necessary to substantiate that the Member engaged and designated a Professional Advisor to assist the Member in evaluating the risks and merits of an investment in the Company.

     13.11 Restrictions on Transferability. It acknowledges that there are substantial restrictions on the transferability of the Membership Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that, accordingly, it may not be possible for it to liquidate its investment in the Company.

     13.12 No Representations By Company. Neither any Manager, any agent or employee of the Company or of any Manager, or any other Person has at any time expressly or implicitly represented, guaranteed, or warranted to it that it may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of the Managers or their Affiliates or any other person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the Members by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Company.

     13.13 Tax Consequences. It acknowledges that the discussion of the tax consequences arising from this investment set forth in the Private Placement Memorandum is general in nature and the tax consequences to its of investing in the Company will depend on its particular circumstances, and neither the Company, the Managers, the Members, nor the partners, shareholders, members, managers, agents, directors, employees, Affiliates, or consultants of any of them will be responsible or liable for the tax consequences to it of an investment in the Company. It will look solely to, and rely upon, its own advisers with respect to the tax consequences of this investment.

     13.14 No Assurance of Tax Benefits. It acknowledges that there can be no assurance that the Code or the Regulations will not be amended or interpreted in the future in such a manner so as to deprive the Company and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service.

     13.15 Indemnity. It shall defend, indemnify and hold harmless the Company, participating broker-dealers, each and every Manager, each and every other Member, and any directors, shareholders, managers, members, employees, partners, agents, attorneys, registered representatives, and control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any misrepresentation or misstatement of facts or omission to represent or state facts made by it including, without limitation, the information in this Agreement, against losses, liabilities, and expenses of the Company, each and every Manager, each and every other Member, and any directors, shareholders, managers, members, employees, partners, attorneys, accountants, agents, registered representatives, and control persons of any such Person (including attorneys’ fees, judgments, fines, and amounts paid in settlement, payable as incurred) incurred by such Person in connection with such action, suit, proceeding, or the like.

ARTICLE XIV
MISCELLANEOUS

     14.1 Counsel to the Company. Counsel to the Company may also be counsel to any Manager or any Affiliate of a Manager. The Managers may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction (“Rules”). The Company has initially selected Luce, Forward, Hamilton & Scripps LLP (“Company Counsel”) as legal counsel to the Company. Each Member acknowledges that Company Counsel does not represent any Member in the absence of a clear and explicit written agreement to such effect between the Member and Company Counsel, and that in the absence of any such agreement Company Counsel shall owe no duties directly to a Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and a Manager (or Affiliate of a Manager) that Company Counsel represents, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager (or his or her Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Member further acknowledges that: (a) Company Counsel has represented the interests of Akorn in connection with the formation of the Company and the preparation and negotiation of this Agreement and (b) while communications with Company Counsel concerning the formation of the Company, its Members and Managers may be confidential with respect to third parties, no Member has any expectation that such communications are confidential with respect to Akorn.

     14.2 Complete Agreement. This Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Members and Managers with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members and Managers or any of them, including without limitation the Memo of Understanding dated April 16, 2004 between Akorn and Strides. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Members or Managers or have any force or effect whatsoever. To the extent that any provision of the Certificate conflict with any provision of this Agreement, the Certificate shall control.

     14.3 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

     14.4 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and Managers and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     14.5 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     14.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     14.7 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

     14.8 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

     14.9 Governing Law; Jurisdiction. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 14.10. Each Member further agrees that personal jurisdiction over him or her may be effected by service of process by registered or certified mail addressed as provided in Section 14.14 of this Agreement, and that when so made shall be as if served upon him or her personally within the State of New York.

     14.10 Mediation and Arbitration. The parties shall, before the commencement of arbitration proceedings, attempt in good faith to settle their dispute by mediation.

          A. Arbitration. Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, or any breach thereof, including without limitation any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void, shall be submitted, at the request of the Company or any Member, to binding arbitration by a JAMS\ENDISPUTE (“JAMS”) arbitrator, or such other arbitrator as may be agreed upon by the parties. Hearings on such arbitration shall be conducted in New York, New York. A single arbitrator shall arbitrate any such controversy. The arbitrator shall hear and determine the controversy in accordance with applicable law and the intention of the parties as expressed in this Agreement, upon the evidence produced at an arbitration hearing scheduled at the request of either party. Such pre-arbitration discovery shall be permitted to the fullest extent permitted by New York law applicable to arbitration proceedings, including, without limitation, the provisions of the New York Civil Practice Law and Rules. The arbitrator shall decide all discovery disputes. Judgment on the award of the arbitrator may be entered in any court having jurisdiction thereof.

          B. Provisional Remedy. Each of the parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief.

          C. Consolidation. Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitrator. Any disputes over which arbitrator or panel of arbitrators shall hear any consolidated matter shall be resolved by JAMS.

          D. Power And Authority Of Arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

          E. Governing Law. All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this Agreement to arbitrate which may be resolved by state law shall be resolved according to the laws of the State of New York.

          F. Costs. The costs of the arbitration, including any JAMS administration fee, the arbitrator’s fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Attorneys’ fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator.

     14.11 Exhibits. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

     14.12 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     14.13 Specific Performance. The Members agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Agreement would not be an adequate remedy.

Therefore, the provisions hereof and the obligations of the Members hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement, at law or in equity.

     14.14 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

     14.15 Notices. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, “Notice”) given under this Agreement shall be in writing and shall be served personally or delivered by first class, registered or certified, return receipt requested U.S. mail, postage prepaid. Notices may also be given by transmittal over electronic transmitting devices such as Telex, facsimile or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or three (3) days following deposit in U.S. mail, postage prepaid. Notices shall be directed to the Company at the Company’s principal place of business as specified in Section 2.5 of this Agreement, and to at the addresses shown on Exhibit A provided a Member may change such Member’s address for notice by giving written notice to all other Members in accordance with this Section 14.15.

     14.16 Amendments. Except as otherwise expressly provided in this Agreement, all amendments to this Agreement will be in writing and signed by all of the Members.

     14.17 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

     14.18 No Interest in Company Property. No Member or Assignee has any interest in specific property of the Company.

     14.19 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which altogether contain the signatures of all Manager or Members or their attorneys-in-fact shall for all purposes be deemed a fully executed instrument.

     14.20 Attorney Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     14.21 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

     14.22 Special Power of Attorney.

          A. Attorney in Fact. Each Member grants the Managers a special power of attorney irrevocably making, constituting, and appointing the Managers as the Member’s attorney in fact, with all power and authority to act in the Member’s name and on the Member’s behalf to execute, acknowledge and deliver and swear to in the execution, acknowledgement, delivery and filing of the following documents:

          (i) An amendment to this Agreement;

          (ii) Assignments of Membership Interests or other documents of transfer to be delivered in connection with the purchase of a Membership Interest pursuant to Section 8.7 or Article IX;

          (iii) Any other instrument or document that may be reasonably required by the Managers in connection with any of the foregoing or to reflect any reduction in the Member’s Capital Account or Percentage Interest pursuant to Section 3.3; and

          (iv) Any consent to the representation of the Company by counsel selected by the Managers.

          B. Irrevocable Power. The special power granted in Section 14.22A: (i) is irrevocable, (ii) is coupled with an interest and (iii) shall survive a Member’s death, incapacity or dissolution.

          C. Signatures. The Managers may exercise the special power of attorney granted in Section 14.22A by a signature of all Managers, whether original or facsimile.

     14.23 Estoppel Certificate. Each Member shall, within ten (10) days after written request by any Manager, deliver to the requesting Person a certificate stating, to the Member’s knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by such Member, or if there is a default, the nature or extent thereof.

     14.24 Waiver. No waiver by any party to this Agreement of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under the Agreement with respect to any other breach or default.

     14.25 Confidentiality. Each Member agrees not to disclose the provisions of this Agreement to any Person not a signatory to this Agreement, except as otherwise approved by the Manager in writing. However, nothing herein shall preclude the Parties from (i) complying with any legal or judicial process that compels disclosure of the provisions of this Agreement, (ii) complying with the terms of any securities exchange on which its shares are listed, or with any relevant securities laws; (iii) commencing legal action to enforce the provisions of this Agreement, (iv) discussing the Agreement with their respective attorneys, accountants or financial planners, as long as the parties clearly advise and instruct such individual that all information regarding the terms and conditions of the Agreement is disclosed in strict confidence and must not be repeated or disclosed to others, or (v) complying with the requests of federal, state or local taxing authorities.

     IN WITNESS WHEREOF, the parties have signed this Agreement on the date first written above and each of the individuals signing below warrants that it has the authority to sign for and on behalf of the respective parties.

MEMBER:

AKORN, INC., a Louisiana corporation

/s/ Arthur S. Przybyl Arthur S. Przybyl, President

MEMBER:

STRIDES ARCOLAB LIMITED, a company organized under the laws of India;

/s/ Arun Kumar Arun Kumar, CEO

EXHIBIT A

CAPITAL CONTRIBUTION OF MEMBERS AND
ADDRESSES OF MEMBERS AND MANAGERS AS OF

Member’s Name		Member’s Capital	Member’s Percentage
and Taxpayer I.D.	Member’s Address	Contribution	Interest
Akorn, Inc.	Akorn, Inc.	$1,2500,000	50%
	2500 Millbrook Drive
	Buffalo Grove, IL 60089-4694

Strides Arcolab Limited	Strides House	$1,2500,000	50%
	Bilekahalli
	Bannerghatta Road
	Bangalore 560 076
	India

EXHIBIT B

PROMISSORY NOTE
(Akorn Draw Down Note)

Buffalo Grove, Illinois	$2,500,000.00
September 22, 2004

     For value received, the undersigned (“Borrower”) promises to pay to the order of AKORN, INC., a Louisiana corporation (“Lender”), at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694, or at such other place as the holder of this Note (“Holder”) may from time to time designate in writing, in lawful money of the United States, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), or so much thereof as may be advanced, with interest and due and payable all as set forth below.

     This Promissory Note (the “Note”) is made pursuant to that certain “Limited Liability Company Agreement for Akorn-Strides, LLC, a Delaware Limited Liability Company,” dated September 22, 2004 (the “LLC Agreement”), and is the “Akorn Draw Down Note” referred to therein. Terms used with capital letters in this Note and not otherwise defined herein shall have the meanings set forth in the LLC Agreement. This Note evidences Borrower’s obligation to repay advances to be made by Lender to Borrower as provided in Section 3.1(B)(ii)(a) of the LLC Agreement.

ARTICLE 1. INTEREST AND PAYMENTS

     1.1 Interest. This Note shall bear no interest.

     1.2 Payments. Immediately upon each receipt by Borrower of any amount in full or partial payment of the Strides Capital Contribution Note or the Advance Note, an equal amount shall become due and payable under this Note, until this Note paid in full.

     1.3 Prepayments. Borrower may prepay all or any part of the principal balance at any time without charge or premium.

ARTICLE 2. ADDITIONAL TERMS AND CONDITIONS

     2.1 Application of Payments. All payments received, irrespective of how they may be designated by Borrower, shall be applied in this order: first, to amounts other than interest and principal, if any, owing under this Note, second, to principal; except that, after the occurrence and during the continuation of any Event of Default, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect. Borrower waives the application of any statute or rule of law that would otherwise direct, or permit Borrower to direct, the order of application of payments made by Borrower or amounts otherwise received by Holder.

     2.2 No Waiver By Acceptance of Overdue or Partial Payments. If Holder accepts payment of any overdue amount, or partial payment of an amount due and the remainder of such amount is unpaid, such acceptance shall in no event: (a) constitute a cure or waiver of Borrower’s default with respect to such overdue or unpaid amount; (b) prevent Holder from exercising any of its rights and remedies with respect to Borrower’s default; or (c) constitute a waiver of Holder’s right to require full and timely payment of amounts becoming due thereafter or to exercise any of Holder’s rights and remedies for any failure to so pay.

     2.3 Default. Each of the following events (“Events of Default”) constitutes a default under this Note:

          2.3.1 a default in the payment when due of any amount hereunder; and

          2.3.2 Borrower (a) voluntarily suspends the transaction of business; (b) becomes insolvent or unable to pay its debts as they mature; (c) makes an assignment for the benefit of creditors; (d) becomes the subject of a bankruptcy, reorganization or similar debtor-relief proceeding unless, in the case of an involuntary petition filed against Borrower, the petition is dismissed within sixty (60) days; (e) becomes, or any of its property becomes, the subject of appointment of a receiver, trustee, or conservator, unless, in the case of such appointment without Borrower’s consent, the appointment is vacated within sixty (60) days; (f) has any of its property become subject to any attachment, execution, sequestration or other judicial seizure not discharged within sixty (60) days; (g) fails to pay or discharge any judgment against it, singly or in the aggregate, in excess of $15,000.00, or to appeal such judgment(s) and obtain a stay thereof within ten (10) days of entry; or (h) is dissolved or terminated;

          2.3.3 a default by Strides Arcolab Limited under the Promissory Note dated of even date herewith and referred to as the “Strides Capital Contribution Note” in the LLC Agreement; and

          2.3.4 a default by Strides Arcolab Limited under the Advance Note dated of even date herewith and referred to as the “Advance Note” in the LLC Agreement.

     2.4 Acceleration Upon Default. Upon the occurrence of an Event of Default, Holder may, at its election, declare the entire balance of principal and accrued interest immediately due and payable. A delay by Holder in exercising any right of acceleration after an Event of Default shall not constitute a waiver of the Event of Default or of the right of acceleration or any other right or remedy for such Event of Default. The failure by Holder to exercise any right of acceleration as a result of an Event of Default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Event of Default, whenever occurring.

     2.5 Enforcement Fees and Costs. Borrower shall immediately reimburse Holder for all fees and costs, including reasonable attorneys’ fees and experts’ fees and costs, incurred by Holder for: (a) enforcement of this Note or any of its terms, or the exercise of any rights or remedies hereunder and/or at law, in equity or otherwise, whether or not any action or proceeding is filed; (b) representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief or similar proceeding of or relating to Borrower, to any person liable (by way of guaranty, assumption, endorsement or otherwise) upon any of the obligations of this Note, or to any property now or hereafter securing this Note; or (c) representation of Holder in any action or proceeding relating to such property, whether commenced by Holder or any other person, including foreclosure, receivership, lien or stop-notice enforcement, bankruptcy, eminent domain and probate actions or proceedings.

     2.6 Waivers By Maker and Other Parties. The makers, endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of non-payment, notice of dishonor, protest and notice of protest, agree that the time for performance of any obligation under this Note may be extended from time to time without notice, consent to the release without notice of any party liable hereon or herefor, consent to the addition without notice of parties liable hereon or herefor, and consent to the acceptance without notice of further security for this Note, including other types of security, all without in any way affecting their liability, and waive the right to plead any and all statutes of limitations as a defense to this Note, any guaranty hereof or any agreement to pay the obligations hereof, to the full extent permitted by law.

     2.7 Full Payment. All amounts payable under this Note shall be paid in full without setoff, deduction or counterclaim. All amounts payable under this Note shall be free and clear of and without any deduction or withholding for or on account of any taxes, levies, duties, charges, fees, restrictions or conditions of any nature now or hereafter imposed by any federal, state, country or local government or any political subdivision or taxing authority thereof or therein. Borrower shall indemnify Holder against any such taxes, levies, imposts, duties, charges and fees (other than taxes on the income of Holder imposed by any taxing authority) which may be assessed against Holder or claimed or demanded from Holder in respect of any amount payable by Borrower hereunder, and against any costs, charges, expenses or liability arising out of or in respect of such assessment, claim or demand, to the full extent permitted by law.

     2.8 Time of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Note.

     2.9 No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by Holder.

     2.10 Governing Law. This Note shall be governed by and construed under the internal laws of the State of New York, without regard to conflict of law provisions.

     2.11 Severability. Every provision of this Note is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

     2.12 Limitation Upon Interest. All agreements between the Borrower and Holder, now existing or hereafter arising, are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Holder hereof for the use, forbearance or detention of money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder hereof shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Borrower.

     2.13 Headings. Headings herein are used for convenience of reference only and do not define or limit the scope of provisions of this Note.

     2.14 Successors and Assigns. This Note binds Borrower and its successors, assigns, heirs, administrators and executors, and inures to the benefit of Holder and its successors, assigns, participants, heirs, administrators and executors.

BORROWER:	AKORN-STRIDES, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C

STRIDES CAPITAL CONTRIBUTION AGREEMENT

Buffalo Grove, Illinois	$1,250,000.00
September 22, 2004

     For value received, STRIDES ARCOLAB LIMITED, a company organized under the laws of India (“Strides”), promises to pay to the order of AKORN-STRIDES, LLC, a Delaware limited liability company (“A-S”), at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694, or at such other place as the holder of this Agreement (“Holder”) may from time to time designate in writing, in lawful money of the United States, the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), or so much thereof as may be advanced, with interest and due and payable all as set forth below.

     This Strides Capital Contribution Agreement (the “Agreement”) is made pursuant to that certain “Limited Liability Company Agreement for Akorn-Strides, LLC, a Delaware Limited Liability Company,” dated September 22, 2004 (the “LLC Agreement”), and is one of the two “Strides Capital Contribution Agreements” referred to therein. Terms used with capital letters in this Agreement and not otherwise defined herein shall have the meanings set forth in the LLC Agreement. This Agreement evidences Strides’ obligation to repay advances to be made by A-S to Strides as provided in Section 3.1(B)(ii) of the LLC Agreement.

ARTICLE 1. INTEREST AND PAYMENTS

     1.1 Interest. This Agreement shall bear no interest.

     1.2 Payments. Until this Agreement paid in full:

          1.2.1 Immediately on the date of Strides’ acceptance of a Purchase Order, as defined under that certain “OEM Agreement” dated September 22, 2004 (the “OEM Agreement”), an amount equal to thirty five percent (35%) of the invoice amount for such Purchase Order (“Agreement Repayment Amount”) shall become due and payable under this Agreement. Strides shall immediately, in each case, (i) apply thirty five percent (35%) of the amount due by A-S under such invoice under the OEM Agreement in satisfaction of the Agreement Repayment Amount; and (ii) credit the applicable invoice by an amount equal to the Agreement Repayment Amount.

          1.2.2 Immediately upon each occurrence of Strides becoming entitled to any amount as a return of Capital Contribution, an equal amount shall become due and payable under this Agreement.

     1.3 Prepayments. Strides may prepay all or any part of the principal balance at any time without charge or premium.

ARTICLE 2. ADDITIONAL TERMS AND CONDITIONS

     2.1 Application of Payments. All payments received, irrespective of how they may be designated by Strides, shall be applied in this order: first, to amounts other than interest and principal, if any, owing under this Agreement, second, to principal; except that, after the occurrence and during the continuation of any Event of Default, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect. Strides waives the application of any statute or rule of law that would otherwise direct, or permit Strides to direct, the order of application of payments made by Strides or amounts otherwise received by Holder.

     2.2 No Waiver By Acceptance of Overdue or Partial Payments. If Holder accepts payment of any overdue amount, or partial payment of an amount due and the remainder of such amount is unpaid, such acceptance shall in no event: (a) constitute a cure or waiver of Strides’ default with respect to such overdue or unpaid amount; (b) prevent Holder from exercising any of its rights and remedies with respect to Strides’ default; or (c) constitute a waiver of Holder’s right to require full and timely payment of amounts becoming due thereafter or to exercise any of Holder’s rights and remedies for any failure to so pay.

     2.3 Default. Each of the following events (“Events of Default”) constitutes a default under this Agreement:

          2.3.1 a default in the payment when due of any amount hereunder;

          2.3.2 Strides (a) voluntarily suspends the transaction of business; (b) becomes insolvent or unable to pay its debts as they mature; (c) makes an assignment for the benefit of creditors; (d) becomes the subject of a bankruptcy, reorganization or similar debtor-relief proceeding unless, in the case of an involuntary petition filed against Strides, the petition is dismissed within sixty (60) days; (e) becomes, or any of its property becomes, the subject of appointment of a receiver, trustee, or conservator, unless, in the case of such appointment without Strides’ consent, the appointment is vacated within sixty (60) days; (f) has any of its property become subject to any attachment, execution, sequestration or other judicial seizure not discharged within sixty (60) days; (g) fails to pay or discharge any judgment against it, singly or in the aggregate, in excess of $15,000.00, or to appeal such judgment(s) and obtain a stay thereof within ten (10) days of entry; or (h) is dissolved or terminated; and

          2.3.3 a termination of the OEM Agreement.

     2.4 Acceleration Upon Default. Upon the occurrence of an Event of Default, Holder may, at its election, declare the entire balance of principal and accrued interest immediately due and payable. A delay by Holder in exercising any right of acceleration after an Event of Default shall not constitute a waiver of the Event of Default or of the right of acceleration or any other right or remedy for such Event of Default. The failure by Holder to exercise any right of acceleration as a result of an Event of Default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other Event of Default, whenever occurring.

     2.5 Enforcement Fees and Costs. Strides shall immediately reimburse Holder for all fees and costs, including reasonable attorneys’ fees and experts’ fees and costs, incurred by Holder for: (a) enforcement of this Agreement or any of its terms, or the exercise of any rights or remedies hereunder and/or at law, in equity or otherwise, whether or not any action or proceeding is filed; (b) representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief or similar proceeding of or relating to Strides, to any person liable (by way of guaranty, assumption, endorsement or otherwise) upon any of the obligations of this Agreement, or to any property now or hereafter securing this Agreement; or (c) representation of Holder in any action or proceeding relating to such property, whether commenced by Holder or any other person, including foreclosure, receivership, lien or stop-notice enforcement, bankruptcy, eminent domain and probate actions or proceedings.

     2.6 Waivers By Maker and Other Parties. The makers, endorsers, guarantors and sureties of this Agreement hereby waive diligence, demand, presentment, notice of non-payment, notice of dishonor, protest and notice of protest, agree that the time for performance of any obligation under this Agreement may be extended from time to time without notice, consent to the release without notice of any party liable hereon or herefor, consent to the addition without notice of parties liable hereon or herefor, and consent to the acceptance without notice of further security for this Agreement, including other types of security, all without in any way affecting their liability, and waive the right to plead any and all statutes of limitations as a defense to this Agreement, any guaranty hereof or any agreement to pay the obligations hereof, to the full extent permitted by law.

     2.7 Full Payment. All amounts payable under this Agreement shall be paid in full without setoff, deduction or counterclaim. All amounts payable under this Agreement shall be free and clear of and without any deduction or withholding for or on account of any taxes, levies, duties, charges, fees, restrictions or conditions of any nature now or hereafter imposed by any federal, state, country or local government or any political subdivision or taxing authority thereof or therein. Strides shall indemnify Holder against any such taxes, levies, imposts, duties, charges and fees (other than taxes on the income of Holder imposed by any taxing authority) which may be assessed against Holder or claimed or demanded from Holder in respect of any amount payable by Strides hereunder, and against any costs, charges, expenses or liability arising out of or in respect of such assessment, claim or demand, to the full extent permitted by law.

     2.8 Time of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Agreement.

     2.9 No Oral Waivers or Modifications. No provision of this Agreement may be waived or modified orally, but only in a writing signed by Holder.

     2.10 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York, without regard to conflict of law provisions.

     2.11 Severability. Every provision of this Agreement is intended to be several. If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

     2.12 Limitation Upon Interest. All agreements between Strides and Holder, now existing or hereafter arising, are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Holder hereof for the use, forbearance or detention of money to be advanced hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder hereof shall ever receive as interest under this Agreement or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Strides.

     2.13 Headings. Headings herein are used for convenience of reference only and do not define or limit the scope of provisions of this Agreement.

     2.14 Successors and Assigns. This Agreement binds Strides and its successors, assigns, heirs, administrators and executors, and inures to the benefit of Holder and its successors, assigns, participants, heirs, administrators and executors.

STRIDES:	STRIDES ARCOLAB LIMITED, a
company organized under the laws of India

By:
Arun Kumar,

EXHIBIT D

OEM AGREEMENT

This OEM Agreement, (“Agreement”) is made and entered into as of September 22, 2004 (“Effective Date”), by and between Akorn-Strides, LLC, a Delaware limited liability company having a principal place of business at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694, United States of America (“A-S”), and Strides Arcolab Limited, a company organized under the laws of India having a principal place of business at Strides House, Bilekahalli, Bannerghatta Road, Bangalore 560 076, India (“Strides”), (each a “Party” and collectively the “Parties”).

RECITALS

     A. A-S is a new entity formed by Strides and Akorn, Inc., a Louisiana corporation (“Akorn”), to engage in the development and marketing of generic drug products;

     B. A-S desires to have Strides assist it in the preparation of ANDAs for the sale of certain Products by A-S and to manufacture such Products for sale to A-S exclusively in the Exclusive Market (as those terms are defined below), and Strides desires to assist A-S in the preparation of ANDAs for the sale of certain Products by A-S and to manufacture such Products for sale to A-S exclusively in the United States, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

     1.1 Act. The term “Act” means the United States Federal Food, Drug, and Cosmetic Act.

     1.2 Affiliate. The term “Affiliate” means with respect to any Party, any party controlling, controlled by or under common control with any such Party. For purposes hereof, “control” and its derivatives means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     1.3 Akorn. The term “Akorn” has the meaning ascribed to it in Recital A.

     1.4 ANDA. The term “ANDA” means an abbreviated new drug application filed with the FDA to provide for the review and ultimate approval of a generic drug product.

     1.5 ANDA Materials. The term “ANDA Materials” means ANDAs prepared pursuant to ARTICLE 2 below, and all content thereof, and supporting documentation and official correspondence related thereto.

     1.6 ANDA Product. The term “ANDA Product” means a generic drug active pharmaceutical ingredient in finished dosage form, (injectable, lyophilized, powder fill, soft gel capsule or tablet), approved by the FDA for sale in the United States pursuant to an ANDA, but excluding specifically Patent Challenging Products.

     1.7 ANDA Schedule. The term “ANDA Schedule” has the meaning ascribed to it in Section 2.1, as may be amended by mutual agreement of the Parties from time to time.

     1.8 Antidumping Laws. The term “Antidumping Laws” means the United States antidumping laws set forth in Title VII of the Tariff Act of 1930, as amended (19 U.S.C. 1673 et seq.).

     1.9 Approved Facility. The term “Approved Facility” means the Strides facility that is approved in writing by A-S for the manufacturing of Products under this Agreement.

     1.10 A-S Indemnitees. The term “A-S Indemnitees” has the meaning ascribed to it in Section 8.1.1.

     1.11 A-S Materials. The term “A-S Materials” means any Property (i) owned or possessed by A-S as of the Effective Date; (ii) later made, acquired or developed by A-S during the term of this Agreement; or (iii) that are derived from materials provided by A-S to Strides, including, but not limited to, any of the above A-S Materials, A-S Confidential Information and any other materials provided to Strides in connection with this Agreement.

     1.12 Certificate of Analysis. The term “Certificate of Analysis” means a certificate of analysis conforming in content and method with the requirements of the Act.

     1.13 cGMP. The term “cGMP” means current Good Manufacturing Practices as established by the FDA as the same may be amended from time to time.

     1.14 Components. The term “Components” means raw materials, such as media and columns, approved in advance by A-S for use in manufacturing of Products by Strides.

     1.15 Confidential Information. The term “Confidential Information” means all confidential information of a Party relating to any designs, know-how, inventions, technical data, ideas, uses, processes, methods, formulae, research and development activities, work in process, or any scientific, engineering, manufacturing, marketing, business or financial information relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form disclosed by the Parties prior to or during this Agreement (which is marked confidential or acknowledged as being confidential prior to disclosure). If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in writing by the disclosing party within thirty (30) days of disclosure. Confidential Information shall also include any other information in oral, written, graphic or electronic form which, given the circumstances surrounding such disclosure, would be considered confidential. This Agreement shall be deemed Confidential Information.

     1.16 Cost of Production. The term “Cost of Production” means the cost of producing a Product, which is the sum of (i) material, fabrication, and other processing costs; (ii) selling, general, and administrative expenses; and (iii) the cost of containers and other packing expenses.

     1.17 Derived. The term “Derived” or “derived” means obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part).

     1.18 Epidemic Failure. The term “Epidemic Failure” means Product deficiencies resulting from defects in material, workmanship and/or manufacturing process that are in excess of one percent (1%) of the total number of Products shipped during any rolling six (6) month period.

     1.19 Exclusive Market. The term “Exclusive Market” means the sale of Products to United States hospitals, medical clinics, physician groups and other wholesale drug markets in the United States.

     1.20 FDA. The term “FDA” means the United States Food and Drug Administration.

     1.21 Forecast. The term “Forecast” is defined in Section 4.2.1.

     1.22 Grandfathered Product. The term “Grandfathered Product” refers to a generic drug active pharmaceutical ingredient in finished dosage form, (injectable, lyophilized, powder fill, soft gel capsule or tablet), (i) that has not had any changes in formulation, dosage form, potency, route of administration, indication or intended patient population since 1938 and that thereby does not qualify as a “new drug” under Section 321 of the Act; or (ii) that has not had any changes in formulation, dosage form, potency, route of administration, indication or intended patient population since 1962, and that, prior to 1962, was (X) used or sold commercially in the United States, (Y) not a new drug as defined by the Act at that time, and (Z) not covered by an effective application.

     1.23 Insignia. The term “Insignia” means trademarks, trade names, logos, symbols, badges, labels, decorative designs, packaging designs or similar trade dress.

     1.24 Intellectual Property Rights. The term “Intellectual Property Rights” means all United States and worldwide trademarks, service marks, trade dress, logos, copyrights, rights of authorship, inventions, patents, rights of inventorship, moral rights, rights of publicity and privacy, trade secrets, rights under unfair competition and unfair trade practices laws, and all other intellectual and industrial property rights related thereto.

     1.25 Letter of Credit. The term “Letter of Credit” means an irrevocable letter of credit in the amount of One Million Two Hundred Fifty Thousand United States Dollars (US $1,250,000), issued by Strides’ Indian bank, acceptable to A-S acting reasonably, and confirmed by a United States Bank selected by A-S, as more fully set forth in Section 3.8.

     1.26 Net Price. The term “Net Price” means the price for Products as calculated pursuant to Section 4.3.

     1.27 Non-Exclusive Market. The term “Non-Exclusive Market” means the sale of Products in United States retail markets direct to consumer or physician and specifically excluding the Exclusive Market.

     1.28 Normal Value. The term “Normal Value” means, (i) if an adequate volume of the Product is sold in the country in which the Approved Facility is located for home consumption, the home market prices; (ii) if home market sales of the Product do not exist or are too few to provide an adequate comparison, the price at which the Product is sold for exportation to third countries; or (iii) if neither home market sales nor third country sales form an adequate basis of comparison, then normal value is based on the constructed value of the Products as calculated pursuant to the Antidumping Laws.

     1.29 Patent Challenging Product. The term “Patent Challenging Product” means a generic drug active pharmaceutical ingredient in finished dosage form, (injectable, lyophilized, powder fill, soft gel capsule or tablet), approved by the FDA for sale in the United States pursuant to an ANDA, (i) that specified brand-name patents that were successfully challenged, or not defended by the applicable brand-name manufacturer; and (ii) that successfully demonstrated bioequivalence to the FDA.

     1.30 Products. The term “Products” means those ANDA Products, Grandfathered Products and Patent Challenging Products set forth on Exhibit A, attached hereto and incorporated herein, as may be amended by mutual agreement of the Parties from time to time, to be (i) subject (with the exception for Grandfathered Products) to an ANDA on behalf of A-S; and (ii) to be manufactured by Strides pursuant to this Agreement.

     1.31 Product Data. The term “Product Data” means documentation, records, raw data, specimens, labeling, certificates, specifications, formulae, procedures, and other work product generated during this Agreement (including without limitation data relating to the process development, manufacture or testing of the Products). Notwithstanding anything to the contrary in this Agreement, all Product Data, but specifically except for ANDA Materials, shall be deemed Confidential Information of Strides. ANDA Materials shall be deemed Confidential Information of A-S.

     1.32 Property. The term “Property” means intellectual property or other property, designs, know-how, inventions, technical data, ideas, uses, processes, methods, formulae, research and development activities, or any scientific, engineering, manufacturing, marketing, business or financial information.

     1.33 Purchase Order. The term “Purchase Order” means an order for Products which shall specify at least the following: (i) Product quantity; (ii) delivery date; and (iii) other order terms and conditions as determined by A-S. Purchase Orders may additionally identify drop shipment destination, and other matters specific to each separate sale by A-S to a customer.

     1.34 Registrations. The term “Registrations” means all registrations, permits, licenses, authorizations, approvals, presentations, notifications or filings (together with all applications therefor), which are filed with or granted by the FDA in the United States and with the governing health authority of any other country, and which are required to develop, make, use, sell, import or export the Products.

     1.35 Registration Payment. The term “Registration Payment” has the meaning ascribed to it in Section 2.3.1.

     1.36 Registration Threshold. The term “Registration Threshold” means collectively: (i) the Approved Facility has received a Satisfactory cGMP Inspection, which remains current; and (ii) twelve (12) ANDAs for Products hereunder are submitted to the FDA.

     1.37 Registration Costs. The term “Registration Costs” means all costs associated with the preparation of the ANDAs set forth in the ANDA Schedule, as may be amended by mutual agreement of the Parties from time to time.

     1.38 Specifications. The term “Specifications” means the specifications for each Product as set forth in the applicable ANDA, or in the case of Grandfathered Products, in the specifications applicable to the original FDA approved finished dosage form.

     1.39 Strides Capital Contribution Agreements. The term “Strides Capital Contribution Agreements” means the contribution agreements with respect to the advances made by A-S to Strides pursuant to Section 3.1B(i)(b) and, to the extent applicable, Section 3.1B(i)(c) of the Limited Liability Company Agreement for Akorn-Strides, LLC, of even date between Strides and Akorn.

     1.40 Strides Indemnitees. The term “Strides Indemnitees” has the meaning ascribed to it in Section 8.2.

     1.41 Strides Materials. The term “Strides Materials” means any Property (i) owned or possessed by Strides as of the date hereof; or (ii) later made, acquired or developed by Strides during the term of this Agreement, including any Property that relates to the ANDA approval process, but, excluding specifically, (Y) ANDAs prepared pursuant to ARTICLE 2 below, and all content thereof, and supporting documentation and official correspondence related thereto; and (Z) any Property derived from materials provided by A-S to Strides, including, but not limited to, A-S Materials, A-S Confidential Information and any other materials provided to Strides in connection with this Agreement.

     1.42 Satisfactory cGMP Inspection. The term “Satisfactory cGMP Inspection” means a cMGP inspection conducted by the FDA with respect to the Approved Facility during which (1) no objectionable conditions or practices were found; or (2) objectionable conditions were found, but corrective action is left to Strides to take voluntarily and the objectionable conditions do not justify further administrative or regulatory actions.

     1.43 Term. The term “Term” is defined in Section 9.1.

     1.44 Territory. The term “Territory” means the territory and possessions of the United States of America.

     1.45 Threshold Period. The term “Threshold Period” means has the meaning ascribed to it in Section 3.8.1.

ARTICLE 2

ANDA PROCESS

     2.1 Application Schedule. The Parties will mutually develop a schedule for the preparation, filing and prosecution ANDAs for the Products, as applicable pursuant to this Agreement, containing for each Product, timelines, milestones, and corresponding estimated Registration Costs, which, when mutually accepted by both Parties in writing, will be attached to this Agreement as Exhibit B as provided below (“ANDA Schedule”). Notwithstanding anything else to the contrary, Strides shall use its best efforts to achieve the Registration Threshold within twelve (12) months from the Effective Date.

     2.2 Changes in ANDA Schedule. A-S shall have the right to make any changes or modifications to a ANDA Schedule by submitting a change request in writing. Strides shall promptly implement all such changes or modifications after they are received from A-S.

     2.3 Funding of Registration Costs.

          2.3.1 Provided that Strides delivers to A-S the Letter of Credit, A-S shall pay Strides the amount of Two Million Five Hundred Thousand United States Dollars ($2,500,000) as a payment for Registration Costs (“Registration Payment”). Strides shall apply and allocate the Registration Payment to the Registration Costs budgeted in the ANDA Schedule. Upon exhaustion of the Registration Payment, A-S shall provide Strides with the unpaid remaining Registration Costs corresponding to the timeline and budgeted amounts set forth in the ANDA Schedule.

          2.3.2 A-S may, in it sole discretion, and solely to the extent that additional capital contributions for such purpose are made to A-S by its members pursuant to Section 5.3A of the Limited Liability Company Agreement for Akorn-Strides, LLC, of even date between Strides and Akorn, pay Strides an additional amount of up to Two Million Five Hundred Thousand United States Dollars ($2,500,000) as a further payment for additional Registration Costs. Any such further amounts paid under this Section 2.3.2 shall also be deemed part of the Registration Payment.

     2.4 Product Registrations. A-S shall have the exclusive right to file, prosecute, seek and obtain all applicable Registrations for Products in the Territory. Strides shall prepare all information required to allow A-S to file, prosecute, seek and obtain all applicable Registrations for each Product in the Territory, including, but not limited to an ANDA, in A-S’ name, within the time frame mutually agreed by A-S and Strides. Strides shall provide all required information and documentation, including, but not limited to, a Chemistry Manufacturing Controls (CMC) section in a format acceptable to the FDA, and otherwise cooperate as requested by A-S in support of any regulatory application related to a Product, as part of Strides’ obligations pursuant to the receipt of Registration Costs paid by A-S. Any such application related to the Product shall be the sole and exclusive property of A-S. If requested by A-S and at the sole cost and expense of A-S, Strides shall file any required amendments to such application to allow manufacturing of the Product in its facility. Any such applicable Registration related to the Product in the Territory shall be the sole and exclusive property of A-S. A-S shall file any required amendments to such application to allow manufacturing of the Product in the Approved Facility. Each Party shall reasonably cooperate with the other Party (including without limitation, providing all reasonably necessary information in its possession, taking all reasonably necessary actions and executing all reasonably necessary instruments) in connection with the preparation, filing, prosecution, seeking and obtaining the Registrations.

     2.5 Representatives. Upon execution of this Agreement, Strides and A-S shall each select one (1) program manager who will be responsible for directing and overseeing all activities regarding this Agreement and for transmitting and receiving all communications regarding this Agreement on behalf of its respective company. Each Party may change its designated program manager at any time effective upon providing written notice to the other Party.

ARTICLE 3

COVENANTS

     3.1 Strides’ Manufacture.

          3.1.1 Strides shall not commence manufacturing of any Products hereunder until (i) the Approved Facility shall have received a Satisfactory cGMP Inspection; and (ii) the Product, except for Grandfathered Products, has been approved by the FDA for sale in the United States pursuant to an ANDA.

          3.1.2 Strides shall manufacture and sell to A-S the Products ordered by A-S or its Affiliates under Purchase Orders. No independent contractors shall be used by Strides to manufacture the Products without A-S’ approval. Strides shall manufacture all Products under this Agreement in conformity with the applicable Specifications. Strides will only purchase Components and other raw materials through vendors approved by the FDA pursuant to the cGMP approval for the applicable Product.

          3.1.3 Strides’ manufacture shall conform to the requirements of all (i) applicable laws, regulations and ordinances of any government, agency or public authority having jurisdiction over the manufacture and delivery of Products in the country where the Approved Facility is located; (ii) applicable United States federal and state laws and regulations including, but not limited to, the Fair Labor Standards Act of 1938 and all applicable Department of Labor regulations, local and municipal ordinances and the regulations of any agency or public authority having jurisdiction over the manufacture and delivery of Products; and (iii) in accordance with cGMP and all applicable laws and regulations in the United States.

     3.2 Exclusive Supply. Subject to the terms and conditions of this Agreement, Strides shall manufacture and supply A-S with the Products during the term of this Agreement. Strides shall not sell Products to any other party in the Territory that Strides knows or has reason to know is intending to sell, market or distribute such Products in the Exclusive Market. Any supply agreement with such other parties in the Territory shall prohibit any sales of the Products in the Exclusive Market. Strides shall be permitted to sell Products to any other party in the Territory provided that Strides knows that such party is intending to sell, market or distribute such Products in the Non-Exclusive Market only.

     3.3 Notifications.

          3.3.1 Each Party shall promptly advise the other of any safety or toxicity problem of which either Party becomes aware regarding any Product.

          3.3.2 Strides will, within three (3) business days following notification to Strides, inform A-S in the event of any FDA or other regulatory inspection relating to any Product and will immediately notify A-S in writing of any adverse event relating to a Product.

     3.4 Custody of A-S Materials. In connection with this Agreement, the Parties agree that Strides will have custody over certain A-S Materials. It is understood that such A-S Materials is held in trust by Strides for A-S, and that all such materials will be clearly labeled as belonging to A-S, and that Strides shall bear the risk of loss for any A-S Materials during the time that such A-S Materials is in the possession of Strides.

     3.5 Recalls. Each Party promptly shall notify the other if any Product or device manufactured from Product, is alleged or proven to be the subject of a recall, market withdrawal or correction. A-S shall be responsible for coordinating any recall, market withdrawal or field correction of Product, at the sole cost of Strides. A-S shall provide Strides with a copy of all documents relating to such recall, market withdrawal or field correction at Strides’ sole cost and expense. Strides shall cooperate with A-S (including providing A-S with all data, information and documents requested by A-S) in connection with such recall, market withdrawal or field correction, at Strides’ sole cost and expense. Strides will bear all reasonable costs associated with (A) such recall, market withdrawal or field correction (including, but not limited to costs associated with receiving and administering the recalled Product and notification of the recall to those persons whom A-S deems appropriate); and (B) replacement of such recalled Product.

     3.6 Right Of Access/ Inspections. Strides acknowledges that it is essential for A-S to have periodic access to each Approved Facility for the purpose of conducting inspections and/or audits under this Agreement, including, without limitation, audits of Strides’ compliance with cGMPs and with environmental and other laws. Strides shall make available to A-S all Product Data, equipment, and facilities relating to this Agreement upon A-S’ request with five (5) days advance notice for inspection by A-S, its representatives, including authorized third party consultants, or the FDA, at any time commencing on the Effective Date and expiring on the later of (a) six months after manufacture of the last Product, or (b) as long as a Product is in use or undergoing clinical trials, provided that A-S notifies Strides on a yearly basis that a Product is still undergoing clinical trials. A-S shall have the right to access the Approved Facility, and all applicable records related thereto, to oversee production of a Product, to discuss and inspect its manufacturing processes, and to test the Products and review Strides’ records, provided that the Approved Facility or other client projects are not unreasonably disrupted during the inspection. If A-S observes or discovers variances from established standards and methods of production of Products, A-S shall give written notice thereof to Strides, and upon receipt of any such notice, Strides promptly shall take all appropriate remedial or corrective action and give written notice to A-S describing in reasonable detail such actions taken. If Strides disagrees with any such advice and direction, the parties shall discuss in good faith an appropriate resolution. Notwithstanding anything else to the contrary, any such inspections/audits and any testing done by A-S during them, will not relieve Strides of liability for Products later found to be defective or for Strides’ failure to meet its obligations under this Agreement.

     3.7 Interference with Employees. Neither Party shall during the Term and for a period of twelve (12) months thereafter, directly or indirectly (i) induce or attempt to induce any employee of the other Party to quit employment with such other Party; (ii) otherwise interfere with or disrupt the relationships between the other Party and its employees; (iii) solicit any employee of the other Party. Notwithstanding the previous sentence, a general solicitation not specifically targeted at the other Party’s employees shall not be a breach of the this Section 3.7.

     3.8 Letter of Credit.

          3.8.1 The Letter of Credit shall be opened within five (5) days from the Effective Date and shall have an initial term of one year and six months. All bank charges in respect of the Letter of Credit are for the account of Strides. The Letter of Credit shall provide for payment of the entire Letter of Credit amount, or One Million Two Hundred Fifty Thousand United States Dollars (US $1,250,000), to A-S in the event that Strides fails to achieve the Registration Threshold prior to the lapse of the period beginning with the Effective Date and ending on the one year anniversary thereof (“Threshold Period”), and fails to cure such failure within ninety (90) days thereafter.

          3.8.2 Should Strides fail to achieve the Registration Threshold prior to the lapse of the Threshold Period then A-S may, in its sole discretion, without notice to Strides, elect to (i) receive payment of the entire Letter of Credit amount should Strides’ failure to achieve the Registration Threshold not be cured within ninety (90) days following the lapse of the Threshold Period, or (ii) negotiate an extension of the Threshold Period with Strides, pursuant to Section 3.8.3 below, provided that, should the Parties fail to agree in writing on the terms of such an extension, A-S shall receive payment of the entire Letter of Credit amount should Strides’ failure to achieve the Registration Threshold not be cured within ninety (90) days following the lapse of the Threshold Period.

          3.8.3 Should A-S, in its sole discretion, elect to negotiate an extension of the Threshold Period, as provided above, then the Parties shall negotiate in good faith the terms of such an extension, provided that, the term of the Letter of Credit shall be extended to extend at least six (6) months following the lapse of the new Threshold Period or a new acceptable Letter of Credit shall be issued with a term to extend at least six (6) months following the lapse of the new Threshold Period. The extended Letter of Credit, or replacement Letter of Credit, as the case may be, shall provide for payment of the entire Letter of Credit amount, or One Million Two Hundred Fifty Thousand United States Dollars (US $1,250,000), to A-S in the event that

Strides fails to achieve the Registration Threshold prior to the lapse of the new Threshold Period, as extended hereby, and fails to cure such failure within ninety (90) days thereafter. All provisions of this Section 3.8 shall continue apply in the same manner to the extent that the Threshold Period is extended hereby.

          3.8.4 The receipt by A-S of funds pursuant to the Letter of Credit shall not act as a waiver of A-S’ other legal and equitable remedies against Strides or other third parties, and A-S hereby reserves all rights to such other legal and equitable remedies.

          3.8.5 Upon Strides’ achieving the Registration Threshold within the Threshold Period, as such period may be extended pursuant to this Section 3.8, or within the ninety (90) day cure period provided above, A-S shall return the Letter of Credit to Strides and Strides shall be permitted to terminate the Letter of Credit.

ARTICLE 4

PURCHASE OF PRODUCTS

     4.1 Purchase Order.

          4.1.1 This Agreement applies to all Purchase Orders that A-S, and/or any of its current or future Affiliates, may place with Strides for the purchase of Products. In this ARTICLE 4 and throughout this Agreement where A-S’ rights with respect to Products are reference, “A-S” will include A-S’ Affiliates, other than Strides or Strides’ other Affiliates. The terms and conditions of this Agreement including those presented in all exhibits hereto shall apply to any Purchase Order, regardless of whether this Agreement or its terms and conditions are expressly referenced in that Purchase Order. No inconsistent or additional term or condition in any Purchase Order or any acknowledgment or sale document from Strides shall be applicable to orders for Products placed by A-S during the Term, unless expressly agreed to by the Parties in writing.

          4.1.2 Strides shall acknowledge all Purchase Orders in writing to A-S.

          4.1.3 Strides shall be deemed to have accepted any Purchase Order: (a) issued pursuant to this Agreement that does not exceed the current Forecast for the then-current month; or (b) for which Strides does not notify A-S in writing within one (1) business day after its receipt that Strides cannot meet the Purchase Order’s terms.

     4.2 Forecasts.

          4.2.1 Each month during the Term, A-S will provide Strides with a twelve (12) month rolling forecast (“Forecast”) estimating its monthly requirements for purchases of Products for the subsequent twelve (12) calendar month period.

          4.2.2 The Forecast is submitted solely to assist Strides in ensuring that it has adequate Components, capacity and supplies to meet Purchase Orders that may be issued pursuant to the Forecast. Notwithstanding anything else to the contrary, A-S will not be obligated to purchase any amounts of Products set forth in each Forecast. A-S shall use commercially reasonable efforts to issue a new twelve (12) month Forecast by the first business day of each calendar month.

          4.2.3 Unless Strides notifies A-S in writing within five (5) calendar days after receipt of a Forecast that it will not be able to supply the amount of Products specified in the Forecast, Strides shall be obligated to provide the quantity of Products consistent with the Forecast upon receipt of A-S’ Purchase Orders, and will be deemed to have warranted that it has the manufacturing capacity to supply the Products in accordance with the Forecast. Strides will at all times maintain a two-month inventory of Components based on A-S’ Forecasts.

     4.3 Pricing. A-S’s purchase price for a Product shall be calculated in advance prior to A-S placing the first Purchase Orders therefor, pursuant to this Section 4.3 (“Net Price”). The Net Price for a Product, in each case, shall be calculated by the Parties as that dollar amount that is the greater of (i) the Product’s Cost of Production; or (ii) the Product’s Normal Value; or (iii) a price that would permit A-S to achieve gross margins in its resale and distribution of the Products, as calculated using United States GAAP and as measured against the average wholesale pricing of bioequivalent products in the Territory as the baseline in each case, in the following ranges: (X) ANDA Products 45-50% gross margin; (Y) Grandfathered Products 30-35% gross margin; and (Z) Patent Challenging Products 55-60% gross margin. Notwithstanding anything to the contrary in the prior sentence, the price as calculated under clause (iii) therein, to the extent it is applicable, shall be adjusted in each case so that it is not less than the Product’s material, fabrication, and other processing costs plus twenty percent (20%). The Parties will mutually agree to the dollar amount of the Net Price for each Product according to this Section 4.3 and such Net Price will remain effective until and unless revised as necessary to continue to meet the above Net Price calculation test. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY, A-S IS FREE TO ESTABLISH ITS OWN PRICING FOR SALE OF THE PRODUCTS IN THE TERRITORY.

     4.4 Stamp Duty. All duties and charges, including stamp duty or state government levy, in the country in which the Approved Facility is located and in the Territory, in respect of or under the Agreement, including any duties, taxes, VATs or similar charges arising with respect to the manufacture, sale, shipment and delivery of Products by Strides to A-S, shall be borne and paid by Strides.

     4.5 Cancellation Of Purchase Orders. All A-S Purchase Orders are firm orders and once accepted by Strides may not be cancelled by A-S without Strides’ approval. Any cancellation of accepted Purchase Orders may include Strides’ reasonable cancellation charges which shall be communicated to A-S in advance of canceling the Purchase Order and must be approved by A-S. A-S retains the right to rescind any request to cancel an accepted Purchase if it does not accept Strides’ cancellation charges.

     4.6 Rescheduling. A-S may reschedule delivery under a Purchase Order from its originally scheduled ship date provided that it so informs Strides on or before the scheduled shipment date stated in the applicable Purchase Order without any rescheduling or any other charges. Notwithstanding the previous sentence, A-S shall remain obligated to pay for such rescheduled shipment as if it had shipped on the originally scheduled shipment date. Any rescheduling shall not exceed sixty (60) calendar days from the originally scheduled shipment date without Strides’ prior written approval.

     4.7 Packing and Cartage. All Products ordered by A-S shall be packed for shipment and storage in accordance with applicable requirements of the Act and A-S’ instructions. No charge will be allowed for packing, boxing, or cartage, unless agreed upon at the time of purchase and set forth in the Purchase Order. Damage to any Products due to packing or cartage will be charged to Strides. A-S’ order number, part number and quantity shipped shall be marked or tagged on each package and bill of lading.

     4.8 Shipment.

          4.8.1 Strides shall ship the Products to A-S or drop ship the Products to A-S’ customers, as set forth in the respective Purchase Orders. Strides shall deliver Products into the possession of a common carrier designated by A-S. All Products shall be shipped and delivered CIP A-S’ delivery point (2000 Incoterms). Title to and risk of loss shall pass pursuant to CIP A-S’ delivery point (2000 Incoterms).

          4.8.2 Upon learning of any potential delivery delays, Strides shall notify A-S as to the cause of such delays and the actions taken by Strides to resolve such delays. If Strides fails to make deliveries at the specified time and such failure is caused by Strides, Strides shall, at no additional cost to A-S, employ accelerated measures such as material expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries.

     4.9 Payment.

          4.9.1 All A-S Purchase Orders accepted by Strides and Strides’ invoice therefor shall be paid as follows: (i) (Y) Until all of Strides’ obligations under the Strides Capital Contribution Agreements are fully satisfied, thirty five percent (35%) of the amount due by A-S shall be applied as a payment against Strides’ obligations under the Strides Capital Contribution Agreements on the date of Strides’ acceptance of the Purchase Order, pursuant to the terms of the Strides Capital Contribution Agreements; or (Z) Upon satisfaction of Strides’ obligations under the Strides Capital Contribution Agreements, thirty five percent (35%) of the amount due by A-S shall be due and payable within thirty (30) calendar days of Strides’ acceptance of the applicable Purchase Order; and (ii) the remaining sixty five percent (65%) shall be due and payable within sixty (60) calendar days after the shipment date for the applicable Products. A-S shall accept all A-S invoices, not subject to a good faith dispute, on presentment by Strides.

          4.9.2 The price for any Products includes the cost of Strides’ usual packing of good quality so as to sustain (without damages) normal international air and/or vessel transportation to the Territory and domestic air and/or motor freight transportation in the Territory to the point of delivery.

ARTICLE 5

DELIVERY AND ACCEPTANCE

     5.1 Deliveries. Failure to deliver Products of the quality and quantity and by the scheduled shipment date stated in the applicable Purchase Order shall, at the option of A-S, relieve it of any obligation to accept and pay for such Products as well as any undelivered shipments if there be any. Any failure by A-S to exercise its option with respect to any shipment of Products shall not be deemed to constitute a waiver with respect to subsequent shipments.

     5.2 Acceptance of Product. Strides will provide A-S with a Certificate of Analysis required for A-S to determine if a Product meets its applicable Specifications. A-S will examine such information for compliance with the Specifications. A-S may reject a Product lot if the lot does not meet Specifications. A-S shall notify Strides in writing of particular deficiencies, including any defects in the Products or of any failure of the Products to comply with their respective Specifications, during the inspection period which period shall be sixty (60) calendar days immediately following receipt of the shipment from Strides. Failure to give notice of or particularize the defects or non-compliance within the sixty (60) calendar day inspection period shall constitute A-S’ acceptance of such Products. In the event that A-S rejects a Product lot, then, to the extent that payment therefor has not been made by A-S, all applicable invoices shall be cancelled by Strides and no further payment with respect to such shipment shall be due from A-S, and to the extent payment has already been made, A-S shall be entitled to the remedies provided under Section 7.2 below.

ARTICLE 6

INTELLECTUAL PROPERTY

     6.1 A-S’ Property Rights.

          6.1.1 A-S shall solely own and have exclusive worldwide right, title and interest in and to A-S Materials, to all modifications, enhancements and derivative works thereof, and to all Intellectual Property Rights related thereto. Strides acknowledges and agrees that title to the A-S Materials shall always remain with A-S, and that Strides shall not acquire any interest therein. Strides shall not challenge, contest or otherwise impair A-S’s ownership of the A-S Materials or the validity or enforceability of A-S’s Intellectual Property Rights related thereto.

          6.1.2 A-S may disclose, from time to time during the term of this Agreement, A-S Materials to Strides pursuant to the terms of this Agreement. All United States rights to ANDA Materials, whether developed solely by A-S or resulting from the Parties’ joint cooperation, and all modifications, enhancements and derivative works of the A-S Materials, whether developed solely by A-S or resulting from the parties’ discussions or joint activities, belong solely to A-S, and A-S shall retain all Intellectual Property Rights thereto. As additional consideration for the favorable provisions of this Agreement, Strides shall assign and hereby assigns and conveys to A-S from the moment of creation all of Strides’ United States right, title and interest in and to such ANDA Materials and all worldwide right, title and interest in and to such modifications, enhancements and derivative works of the A-S Materials, to all enhancements, improvements and derivatives thereof, and to all Intellectual Property Rights therein.

     6.2 Strides’ Property Rights. Strides shall solely own and have exclusive worldwide right, title and interest in and to the Strides Materials, to all modifications, enhancements and derivative works thereof, (except for United States rights to ANDA Materials), and to all Intellectual Property Rights related thereto. A-S acknowledges and agrees that title to the Strides Materials shall always remain with Strides, and that A-S shall not acquire any interest therein. A-S shall not challenge, contest or otherwise impair Strides’ ownership of the Strides Materials or the validity or enforceability of Strides’ Intellectual Property Rights related thereto.

     6.3 Insignia.

          6.3.1 The Parties do hereby agree that certain Insignia of each of them will be affixed to the Products and related sales brochures, marketing materials, and packaging as will be mutually agreed upon in writing by the Parties. All uses of the Parties’ Insignia shall only be pursuant to this Section 6.3.3, the uses as attached and incorporated to this Agreement per Exhibit C, attached hereto and fully incorporated herein, and any further written agreement of the Parties with respect to each specific use.

          6.3.2 Effective only upon the written agreement of the Parties with respect to the specific use and all particulars regarding such use with the Products, A-S grants to Strides during the Term a non-exclusive, non-transferable, non-assignable, indivisible, revocable and terminable license, without the right to sublicense, to use the A-S Insignia as set forth in the applicable written agreement between the Parties, but only to the extent necessary to label and brand the Products and related sales brochures, marketing materials, and packaging as mutually agreed upon by the Parties in such written agreement, and for no other purposes. Such A-S Insignia will not be affixed, used, or otherwise displayed on the Products or in connection therewith without the prior written approval of A-S.

          6.3.3 Effective only upon the written agreement of the Parties with respect to the specific use and all particulars regarding such use with the Products, Strides grants to A-S during the Term a non-exclusive, non-transferable, non-assignable, indivisible, revocable and terminable license, without the right to sublicense, to use the Strides Insignia as set forth in the applicable written agreement between the Parties, but only to the extent necessary to label and brand the Products and related sales brochures, marketing materials, and packaging as mutually agreed upon by the Parties in such written agreement, and for no other purposes. Such Strides Insignia will not be affixed, used, or otherwise displayed on the Products or in connection therewith without the prior written approval of Strides.

          6.3.4 Notwithstanding any of the provisions of this Agreement, the Parties shall not at any time do anything or act in any way that would or might adversely affect the value or validity of any Insignia or other intellectual property belonging to the respective Party. Each Party shall immediately notify the other in writing upon becoming aware of any intellectual property infringement or imitation of any intellectual property of A-S or Strides or of any facts that either Party believes might constitute infringement or imitation. All uses of a Party’s Insignia shall inure exclusively to such Party’s sole benefit.

     6.4 Confidentiality. Each Party (i) shall keep the other Party’s Confidential Information confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of such other Party’s Confidential Information, except with the other Party’s prior written consent and as specifically permitted by this Agreement; and (ii) shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of Confidential Information. Upon request, each of the Parties shall immediately return to the other the originals and all copies of any Confidential Information of the other Party. The obligations and restrictions set forth in this Section 6.4 shall not apply to any Confidential Information that falls within any of the following exceptions, provided the receiving party produces credible written evidence to establish that such information:

          6.4.1 is or becomes part of the public domain without breach of this Agreement by a receiving Party;

          6.4.2 is independently developed by or for a receiving Party completely apart from the disclosures hereunder;

          6.4.3 is received from a third party who lawfully acquires such information without restriction, and without breach of this Agreement by a receiving Party;

          6.4.4 was in a receiving Party’s possession prior to the disclosure by the other Party; and/or

          6.4.5 is released pursuant to a binding court order or government regulation, provided that the receiving Party delivers a copy of such order or action to the other Party and cooperates with the other Party if it elects to contest such disclosure.

     If a receiving Party wishes to rely on any of the exceptions contained above, then such receiving Party must demonstrate to the other Party’s satisfaction the facts underlying why the exception applies within thirty (30) calendar days of the occurrence of the facts establishing such exception.

ARTICLE 7

WARRANTIES

     7.1 Strides Representations and Warranties. Strides represents, warrants and covenants: (i) that it has the full power, right and authority to execute and deliver this Agreement and that it shall use commercially reasonable best efforts to perform its obligations hereunder; (ii) that it will assign to its performance of this Agreement professional personnel, qualified to perform the process procedures consistent with the technical requirements of this Agreement; (iii) that none of the Strides personnel to be assigned to this Agreement have or shall have been subject to debarment under the United States Generic Drug Enforcement Act or any other penalty or sanction by the FDA; (iv) that it will manufacture the Products in conformity with cGMP, all applicable FDA regulatory requirements, the procedures and parameters set forth in this Agreement and generally accepted professional standards; and (v) that all Product Data will be prepared in accordance with cGMP and all applicable FDA regulatory requirements.

     7.2 Product Warranties. Strides represents, warrants and covenants: (i) that the Products shall be free from defects in workmanship and materials; (ii) that the Products shall meet their applicable Specifications; and (iii) that, upon delivery of a Product and during such time as such Product was under Strides’ control, the Product will be in conformity with the Act and shall not be adulterated, misbranded, misused, contaminated, tampered with or otherwise altered, mishandled, or subjected to negligence. Strides additionally warrants that the Products supplied hereunder shall only be built using Components purchased from vendors approved by the FDA pursuant to cGMP. In the event of a breach under this Section 7.2, A-S may, at its sole option, (a) replace the Products, at Strides’ cost, (b) require that the Products be replaced by Strides, at Strides’ cost, and Strides shall replace such Products, or (c) A-S may return all of the Products to Strides for a full refund or full credit to the applicable open invoice, and Strides shall immediately pay A-S a full refund or credit the applicable open invoice, as the case may be, for such returned Products. Strides shall maintain a sufficient inventory of Components to fulfill its warranty obligations hereunder, as well as for other foreseeable purposes.

     7.3 Epidemic Failure Warranty. Notwithstanding anything else to the contrary herein, if a Product demonstrates an Epidemic Failure at any time during the Term, Strides will, in addition to the remedies provided under Section, reimburse A-S for direct and incidental and consequential costs, as defined in Section 2715 of the California Commercial Code, associated with the Epidemic Failure, including without limitation labor costs associated with implementation of a recovery plan under this Section. A-S will notify Strides whenever an Epidemic Failure is identified or suspected and work with Strides to develop a recovery plan, which may include a preventative action plan if appropriate under the circumstances. The recovery plan actually implemented by A-S is in A-S’ sole discretion; provided, however that (i) A-S and Strides will work together to minimize costs associated with A-S’ recovery plan as much as possible without compromising A-S’ ability to aggressively respond to its customer’s needs; and (ii) Strides will reimburse A-S for costs incurred by A-S in implementing that portion of the recovery plan associated with the Epidemic Failure.

     7.4 Infringement Warranty. Strides warrants that (a) None of the Products nor any of their elements, nor the use thereof, nor any of Strides manufacturing processes or methods employed or to be employed at the Approved Facility violate or will violate or infringe upon the Intellectual Property Rights of any third party; and (b) there is neither pending nor threatened any claim, litigation or proceeding in any way contesting Strides’ rights to manufacture or supply any of the Products or attacking the validity or enforcement of any Strides Intellectual Property Rights related to its manufacturing processes or methods employed or to be employed at the Approved Facility.

ARTICLE 8

INDEMNIFICATION

     8.1 Strides Indemnification Obligations.

          8.1.1 Strides shall indemnify, defend and hold harmless A-S, and its Affiliates, and their respective officers, directors, shareholders, employees, agents and representatives (collectively “A-S Indemnitees”) against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys’ fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to (i) any dispute or claim that the Strides Materials incorporated or to be incorporated in the Products, the Products, or any Strides manufacturing processes or methods employed or to be employed at the Approved Facility, infringe or violate any third party’s Intellectual Property Rights; (ii) product liability claims, injury to or death of persons or damage to property that may have been caused, or that may be alleged to have been caused, directly or indirectly, by Strides, the Strides Materials incorporated or to be incorporated in the Products, the Products, or any Strides manufacturing processes or methods employed or to be employed at the Approved Facility, Strides’ employees or agents, or Strides’ affiliates, subcontractors, their employees or agents; (iii) any defect in the Products, their manufacture, or other failure of the Products to comply with their respective Specifications, including, but not limited to, any costs associated with Product recalls; (iv) any negligent act or omission of Strides, its agents, or subcontractors; (v) a breach of any warranty provided by Strides under this Agreement; or (vi) Strides’ failure to fully conform to all laws, ordinances, rules and regulations which affect the Products, their use, or any part thereof. In the event Strides fails to promptly indemnify and defend such claims and/or pay A-S’ expenses, as provided above, A-S shall have the right to defend itself and shall have the right to withhold any further payments due to Strides under this Agreement, and in that case, Strides shall reimburse A-S Indemnitees for all of their reasonable attorneys’ fees, costs and damages incurred in settling or defending such claims within thirty (30) calendar days of each of A-S’ written requests, provided that any settlement shall only be with Strides’ prior written approval.

     8.2 A-S’ Indemnification Obligations. A-S shall indemnify, defend and hold harmless Strides, and its affiliates, and their respective officers, directors, shareholders, employees, agents and representatives (collectively “Strides Indemnitees”) against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys’ fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to any negligent act or omission of A-S, its agents, or Affiliates. In the event A-S fails to promptly indemnify and defend such claims and/or pay Strides’ expenses, as provided above, Strides shall have the right to defend itself, and in that case, A-S shall reimburse Strides Indemnitees for all of their reasonable attorneys’ fees, costs and damages incurred in settling or defending such claims within thirty (30) calendar days of each of Strides’ written requests, provided that any settlement shall only be with A-S’ prior written approval.

     8.3 Contrary Intention. The foregoing indemnities shall be payment obligations and not merely reimbursement obligations, it being understood that Strides and A-S have a “contrary intention” with respect to the provisions of paragraph 2 of Section 2778 of the California Civil Code.

     8.4 Insurance.

          8.4.1 Each Party shall obtain, at its expense, property, commercial and liability insurance covering its obligations hereunder, in each case in amounts appropriate to the conduct of its business, as determined in its sole and exclusive judgment. The policies of insurance obtained by the Parties hereunder must state that the insurer shall notify the other Party at least thirty (30) days prior to termination, cancellation of, or any material change in, the coverage provided. Each Party shall make available to the other Party at such other Party’s request certificates of insurance evidencing satisfaction of its obligations under this Section 8.4.

          8.4.2 Notwithstanding anything to the contrary in Section 8.4.1, A-S shall obtain at its sole cost product liability insurance with a United States insurance company with a Best’s rating of A+ to cover the sale and use of Products in the United States. A-S’ policy of product liability and the coverage that it provides shall not affect Strides’ indemnification obligations hereinabove or any applicable insurer’s rights of subrogation against Strides for an indemnifiable loss. Notwithstanding anything herein contained to the contrary, A-S reserves all rights of subrogation or recovery against Strides for any insurance deductible and for any damage or loss to its property that is indemnifiable by Strides under Section 8.1, regardless of whether such losses are covered by the product liability insurance obtained or which should be or have been obtained pursuant to this Agreement.

     8.5 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, (I) EXCEPT FOR INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 8.1 AND 8.2 ABOVE, OR (II) STRIDES’ OBLIGATION TO REIMBURSE A-S FOR ALL INCIDENTAL AND CONSEQUENTIAL COSTS, AS DEFINED IN SECTION 2715 OF THE CALIFORNIA COMMERCIAL CODE, IN THE CASE OF AN EPIDEMIC FAILURE, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT. A-S AND STRIDES FURTHER AGREE THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES AND SHALL BE SEPARATELY ENFORCED.

ARTICLE 9

TERM AND TERMINATION

     9.1 Term. This Agreement shall commence on the Effective Date and shall continue for a period of ten (10) years, unless earlier terminated under Section 9.3 (the “Term”). The Term shall also include any renewal term pursuant to Section 9.2 below.

     9.2 Renewal Term. The Parties may renew this Agreement for successive five (5) year terms upon their mutual written agreement prior to the lapse of the initial ten (10) year term, and thereafter, prior to the lapse of the then-current five (5) year renewal term, by giving the other Party a six (6) month prior written notice in each such case.

     9.3 Termination Procedures. This Agreement will terminate in the event of any of the following:

          9.3.1 On the sixtieth (60th) calendar day after either Party gives written notice to the other of a material breach by the other of any term or condition of this Agreement, unless the breach is cured before the sixtieth (60th) calendar day; or

          9.3.2 Immediately upon the written agreement of both Parties to terminate this Agreement; or

          9.3.3 Immediately upon the termination of the Limited Liability Company Agreement for Akorn-Strides, LLC, of even date between Strides and Akorn.

     9.4 Effect of Termination.

          9.4.1 In the event of termination (a) all licenses to Insignia shall automatically terminate; (b) Strides shall return to A-S all copies of the Confidential Information previously disclosed by A-S, including without limitation all A-S Materials and neither Strides nor its Affiliates shall thereafter retain copies, transcriptions or summaries of any portion of the foregoing; (c) the Strides Capital Contribution Agreements shall be accelerated and all principal and accrued interest thereunder shall be immediately due, as more fully set forth in the Strides Capital Contribution Agreements; (d) any unused amounts under the Registration Payment (as determined according to the timeline and budgeted amounts set forth in the ANDA Schedule, and including all work-in-process and unrecoverable costs towards unmet milestones on the ANDA Schedule) shall immediately be due and payable to A-S and Strides shall immediately pay A-S such amount; and (e) all Parties shall remain liable for each of their respective obligations hereunder that accrued prior to the date of termination.

          9.4.2 All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each Party at law, equity or otherwise.

          9.4.3 Sections 2.4, 3.5, 3.6, 3.7, 4.3, 4.4, 4.9, 6.1, 6.2, 6.4 and 9.4 and all Sections under ARTICLE 1, ARTICLE 7, ARTICLE 8 and ARTICLE 10 shall survive the termination or expiration of this Agreement.

ARTICLE 10

GENERAL TERMS

     10.1 Relationship of Parties. The relationship between Strides and A-S, with respect to this Agreement, is only that of independent contractors notwithstanding any activities set forth in this Agreement or in the Limited Liability Company Agreement for Akorn-Strides, LLC, of even date between Strides and Akorn. With respect to this Agreement, no Party is the agent or legal representative of any other Party, and no Party has the right or authority to bind any other Party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

     10.2 Governing Law and Venue. This Agreement is governed by and shall be construed in accordance with the law of the State of New York, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. Each Party hereby consents to the exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 10.3. Each Party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 10.9 of this Agreement, and that when so made shall be as if served upon it personally within the State of New York.

     10.3 Mediation and Arbitration. The Parties shall, before the commencement of arbitration proceedings, attempt in good faith to settle their dispute by mediation.

          10.3.1 Arbitration. Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, or any breach thereof, including without limitation any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void, shall be submitted, at the request of any Party, to binding arbitration by a JAMS\ENDISPUTE (“JAMS”) arbitrator, or such other arbitrator as may be agreed upon by the Parties. Hearings on such arbitration shall be conducted in New York, New York. A single arbitrator shall arbitrate any such controversy. The arbitrator shall hear and determine the controversy in accordance with applicable law and the intention of the Parties as expressed in this Agreement, upon the evidence produced at an arbitration hearing scheduled at the request of either Party. Such pre-arbitration discovery shall be permitted to the fullest extent permitted by New York law applicable to arbitration proceedings, including, without limitation, the provisions of the New York Code of Civil Procedure. The arbitrator shall decide all discovery disputes. Judgment on the award of the arbitrator may be entered in any court having jurisdiction thereof.

          10.3.2 Provisional Remedy. Each of the Parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief.

          10.3.3 Consolidation. Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitrator. Any disputes over which arbitrator or panel of arbitrators shall hear any consolidated matter shall be resolved by JAMS.

          10.3.4 Power And Authority Of Arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

          10.3.5 Governing Law. All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this Agreement to arbitrate which may be resolved by state law shall be resolved according to the laws of the State of New York.

          10.3.6 Costs. The costs of the arbitration, including any JAMS administration fee, the arbitrator’s fee, and costs for the use of facilities during the hearings, shall be borne equally by the Parties to the arbitration. Attorneys’ fees may be awarded to the prevailing or most prevailing Party at the discretion of the arbitrator.

     10.4 Assignment. A-S acknowledges that the favorable terms of this Agreement were granted to Strides only because of Strides’ experience, and that the substitution of any party by Strides would destroy the intent of the Parties. Accordingly, Strides shall have no right to assign, delegate, transfer or otherwise encumber this Agreement or any portion thereof without A-S’ prior written consent.

     10.5 Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

     10.6 Waiver. The failure of any Party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against another Party, unless such waiver is in writing and signed by the Party to be charged.

     10.7 Severability. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

     10.8 Attorneys’ Fees. In the event that any dispute between the Parties should result in litigation or arbitration, the prevailing Party in such dispute shall be entitled to recover from the other Party all reasonable fees, costs and expenses of enforcing any right of the prevailing Party, including without limitation, reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation; and (b) prevailing Party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     10.9 Notice. Any notice, demand, consent, election, offer, approval, request, or other communication given under this Agreement shall be in writing and shall be served personally or delivered by first class, registered or certified, return receipt requested U.S. mail, postage prepaid. Notices may also be given by transmittal over electronic transmitting devices such as Telex, facsimile or telecopy machine, if the Party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or three (3) days following deposit in U.S. mail, postage prepaid. Notices shall be directed to Parties at their addresses as specified on page 1 of this Agreement, provided a Party may change such Party’s address for notice by giving written notice to the other Party in accordance with this Section 10.9.

     10.10 Further Assurances. The Parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

     10.11 Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements regarding the subject matter hereof, whether oral or written. This Agreement shall be modified or amended only by a writing signed by both A-S and Strides.

     10.12 Authority. The parties executing this Agreement on behalf of A-S and Strides represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

     10.13 Captions. The captions of the Articles and Sections in this Agreement are for convenience only and shall not be used to interpret the provisions of this Agreement.

     10.14 Force Majeure. Except for Strides’ obligation to meet the Registration Threshold before the lapse of the applicable Threshold Period, neither Party shall be liable for delays in its performance caused by events beyond its control, such as fires, floods, labor shortages, strikes, epidemics, computer virus, earthquakes, riots, acts of terror, acts of God, storms, acts of civil or military authority or similar occurrences, provided the affected Party gives the other Party written notice of such event within three (3) business days of its occurrence. Such notice shall state the estimated duration of such event and the cause thereof and the affected Party shall use commercially reasonable efforts to work around such event beyond its control.

     10.15 Export. A-S shall not directly or indirectly export or re-export any of the Products outside of the United States without first notifying Strides and complying with Strides’ export control procedures. A-S shall additionally comply with all United States export control laws and regulations if any Product is exported or re-exported. A-S shall also be responsible for obtaining all export licenses or other approvals required to export or re-export the Products outside the United States.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Agreement to be effective as of the Effective Date.

Akorn-Strides, LLC	Strides Arcolab Limited

By:	By:

Name:	Name:

Its:	Its:

* Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

EXHIBIT A

PRODUCTS

[...*...]

* CONFIDENTIAL TREATMENT REQUESTED – This Exhibit A, consisting of 9 pages, has been omitted and filed separately with the Securities & Exchange Commission.

* Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2

EXHIBIT B

ANDA SCHEDULE

[...*...]

* CONFIDENTIAL TREATMENT REQUESTED – This Exhibit B, consisting of 2 pages, has been omitted and filed separately with the Securities & Exchange Commission.

EXHIBIT C

INSIGNIA

[Subject to the mutual agreement of the Parties]

EXHIBIT E

SALES AND MARKETING AGREEMENT

This Sales and Marketing Agreement, (“Agreement”) is made and entered into as of September 22, 2004 (“Effective Date”), by and between Akorn-Strides, LLC, a Delaware limited liability company having a principal place of business at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694 (“A-S”), and Akorn, Inc., a Louisiana corporation having a principal place of business at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694 (“Akron”), (each a “Party” and collectively the “Parties”).

RECITALS

     A. A-S is a new entity formed by Akorn and Strides Arcolab Limited, a company organized under the laws of India having a principal place of business at Strides House, Bilekahalli, Bannerghatta Road, Bangalore 560 076, India (“Strides”), to engage in the development and marketing of generic drug products;

     B. Pursuant to the Limited Liability Company Agreement of even date between Strides and Akorn, A-S desires to have Akorn assist it by providing certain sales, marketing and administrative services with respect to Products in the United States (as such term is defined below), and Akorn desires to assist A-S by providing certain sales, marketing and administrative services with respect to Products in the United States, pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

     1.1 Affiliate. The term “Affiliate” means with respect to any Party, any party controlling, controlled by or under common control with any such Party. For purposes hereof, “control” and its derivatives means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     1.2 cGMP. The term “cGMP” means current Good Manufacturing Practices as established by the FDA as the same may be amended from time to time.

     1.3 Commission. The term “Commission” has the meaning ascribed to it in Section 5.1.

     1.4 Commission Schedule. The term “Commission Schedule” has the meaning ascribed to it in Section 5.1.

     1.5 Commission Statement. The term “Commission Statement” has the meaning ascribed to it in Section 5.3.

     1.6 Epidemic Failure. The term “Epidemic Failure” means Product deficiencies resulting from defects in material, workmanship and/or manufacturing process that are in excess of one percent (1%) of the total number of Products shipped during any rolling six (6) month period.

     1.7 FDA. The term “FDA” means the United States Food and Drug Administration.

     1.8 Minimum Sales Requirement. The term “Minimum Sales Requirement” means, with respect to each separate Product, (i) to the extent that four (4) or more competitive products offering the same specific active pharmaceutical ingredient are approved by the FDA and commercially released and available in a Measurement Period in the Territory, a market share of five percent (5%) or greater in such Measurement Period with respect to such specific active pharmaceutical ingredient, as reported by IMS Health Incorporated; or (ii) to the extent that two (2) or three (3) competitive products offering the same specific active pharmaceutical ingredient are approved by the FDA and commercially released and available in a Measurement Period in the Territory, a market share of ten percent (10%) or greater in such Measurement Period with respect to such specific active pharmaceutical ingredient, as reported by IMS Health Incorporated; or (iii) to the extent that only one (1) competitive product offering the same specific active pharmaceutical ingredient is approved by the FDA and commercially released and available in a Measurement Period in the Territory, a market share of fifteen percent (15%) or greater in such Measurement Period with respect to such specific active pharmaceutical ingredient, as reported by IMS Health Incorporated.

     1.9 Intellectual Property Rights. The term “Intellectual Property Rights” means all United States and worldwide trademarks, service marks, trade dress, logos, copyrights, rights of authorship, inventions, patents, rights of inventorship, moral rights, rights of publicity and privacy, trade secrets, rights under unfair competition and unfair trade practices laws, and all other intellectual and industrial property rights related thereto.

     1.10 Measurement Period. The term “Measurement Period” means with respect to each Product, the period beginning with the date that the Product is first delivered to Akorn in production quantities, following approval of the applicable ANDA (as defined in the OEM Agreement ) by the FDA, or an annual anniversary thereof, and ending in each case twelve (12) months thereafter.

     1.11 Net Sales. The term “Net Sales” means the total amounts charged for A-S’ sale of Products, less applicable sales and use taxes, insurance and freight charges, Product returns and similar Product defect credits, and customary allowances and trade discounts, provided that such adjustments related to Product returns, defects and customary allowances and trade discounts are detailed in the applicable Commission Statement pursuant to Section 5.3 below and shall not exceed eight percent (8%) of A-S’ gross sales for Products in any calendar year, and provided that if A-S resells any returned Products, such sales will be included in Net Sales subject to a Commission in the quarter in which the returned Products are resold. The amounts for returned Products shall be deducted in the quarter when A-S actually receives the returned Products. No other deductions shall be made from Net Sales. Notwithstanding anything else to the contrary, Net Sales shall not include any amounts charged for A-S’ sale of specific Products (i) for which Akorn failed to meet the Minimum Sales Requirement in a Measurement Period; (ii) for which such third party service provider was engaged by A-S within thirty (30) calendar days of such failure for the purpose of providing sales, marketing and administrative services for such Product; (iii) which are attributable to the efforts of such third party service provider; and (iv) which such third party service provider actually fulfills and is paid a commission by A-S.

     1.12 OEM Agreement. The term “OEM Agreement” means the OEM Agreement of even date between Strides and A-S.

     1.13 Products. The term “Products” means the A-S products manufactured by Strides pursuant to the OEM Agreement.

     1.14 Services. The term “Services” means the sales, marketing and administrative services more fully set forth in ARTICLE 3 below.

     1.15 Strides. The term “Strides” has the meaning ascribed to it in Recital A.

     1.16 Term. The term “Term” has the meaning ascribed to it in Section 8.1.

     1.17 Territory. The term “Territory” means the United States.

     1.18 Trademarks. The term “Trademarks” has the meaning ascribed to it in Section 4.1.

ARTICLE 2

APPOINTMENT OF AKORN

     2.1 Appointment of Akorn. A-S hereby appoints Akorn for the Term as its exclusive provider of Services for the Territory. Akorn hereby accepts this appointment and agrees to perform the Services within the Territory during the Term in accordance with the terms and conditions of this Agreement.

     2.2 Failure to Attain Minimum Sales Requirement. Notwithstanding anything else to the contrary, should Akorn fail to meet the Minimum Sales Requirement in a Measurement Period with respect to any Product, then the appointment of Akorn set forth in Section 2.1 above shall, with respect to such specific Product only for which the Minimum Sales Requirement was not achieved, become non-exclusive and A-S shall have the option, within thirty (30) calendar days of such failure, to retain a third party service provider for the purpose of providing on a non-exclusive basis sales, marketing and administrative services for such Product. A-S shall exercise such option by notifying Akorn in writing, within thirty (30) calendar days of the end of the applicable Measurement Period, of the non-exclusive appointment of the third party service provider for the purpose of providing sales, marketing and administrative services for such Product. Notwithstanding any appointment by A-S of such third party service provider, Akorn shall retain the non-exclusive right to provide Services for such Product for the Territory, and shall continue to receive Commissions for all Net Sales of such Product as more fully provided herein.

ARTICLE 3

SCOPE OF SERVICES

     3.1 Product Marketing. During the Term Akorn shall use commercially reasonable efforts to solicit orders for, and to promote and market, the Products in the Territory. Akorn shall use mutually-approved marketing materials in its marketing efforts for the Products. The Parties shall use commercially reasonable efforts to mutually develop a marketing plan for the Products in the Territory. If the Parties are unable to mutually develop such a marketing plan, then Akorn shall propose a marketing plan to A-S. Akorn’s proposed separate marketing plan must be approved by A-S before Akorn implements the same, and A-S’ approval will not be unreasonably withheld.

     3.2 Advertising. Akorn shall advertise and promote the Products in the Territory in a manner that will enhance the goodwill associated with the Products and with the Trademarks.

     3.3 Pricing and Terms of Purchase. A-S shall have the absolute right to establish and change the prices charged and terms governing the sale of the Products in the Territory. All sales of Product in the Territory shall be subject to A-S’ standard sales order terms and conditions, as may be amended from time to time by A-S.

     3.4 Sales Efforts. Akorn shall transmit or cause to be transmitted to A-S any order and all inquiries or complaints concerning Products originating from the Territory. Akorn shall additionally provide, on request, assistance and advice to customers in the Territory concerning the handling, storage and use of Products. Such advice and assistance shall be in accordance with A-S’ published data sheets and specifications for the Products. All sales of Products in the Territory, notwithstanding Akorn’s provision of the Services, shall be solely made by A-S and for the account of A-S.

     3.5 Selling Standards. Akorn shall comply with written selling and marketing standards established by the mutual written agreement of the Parties, as may be modified from time to time by the mutual written agreement of the Parties during the Term.

     3.6 Administrative Services. For each Product sold by A-S within the Territory, Akorn shall generate an invoice made payable to A-S. At least monthly, Akorn shall provide A-S with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement. Any funds collected by Akorn with respect to Net Sales shall be paid to A-S.

     3.7 Product Fulfillment. Akorn shall ship Product pursuant to purchase order(s) issued from the Territory. A-S shall ensure that Akorn has sufficient inventories of Products to properly fulfill Product orders in the Territory.

     3.8 Personnel and Facilities. Akorn shall maintain and be responsible for, at its sole cost, its own sales, marketing and service personnel and facilities to enable Akorn to properly perform its obligations hereunder.

     3.9 Compliance with Laws. Akorn will comply with all applicable laws and regulations that govern its activities under this Agreement.

     3.10 Akorn Business Practices. Akorn shall use commercially reasonable efforts to conduct business in a manner that reflects favorably on the Products and A-S’ goodwill and reputation.

     3.11 Own Account. Akorn shall conduct its business for its own account, as an independent contractor, in its own name, and not as an agent, employee, or partner of A-S or actually, impliedly or ostensibly hold itself out as such. Except as herein expressly provided, Akorn shall determine in its own judgment how best to perform its obligations hereunder, and A-S has no right to control such matters.

     3.12 Expenses. All expenses incurred by Akorn in connection with the Services pursuant to this Agreement shall be at the sole cost of Akorn and A-S shall not be responsible or liable therefor.

ARTICLE 4

TRADEMARKS

     4.1 Use of Trademarks. Pursuant to the terms and conditions of this Agreement and during the Term, A-S hereby grants Akorn an exclusive license to use the composite proprietary mark “Akorn-Strides/Arcolab” and associated logos, trade dress and/or trade names of A-S utilized in association with the Products (collectively “Trademarks”) only in its advertising and/or promotional materials for the Products; provided, however, that A-S reserves all rights of ownership and control over the Trademarks and the right to restrict any use which A-S in its sole discretion believes poses a serious threat or could be detrimental to the Trademarks or A-S’ goodwill or reputation. Akorn shall not at any time do anything or act in any way that would or might adversely affect the value or validity of any Trademarks or other intellectual property belonging to A-S. Akorn shall immediately notify A-S in writing upon becoming aware of any intellectual property infringement or imitation of any intellectual property of A-S or of any facts that Akorn believes might constitute infringement or imitation. Akorn acknowledges that all use of the Trademarks by Akorn shall inure to the benefit of and be on behalf of A-S.

     4.2 Use Approval. Prior to using the Trademarks in any advertising and/or promotional material for the Products that is not provided by A-S, Akorn shall forward an exemplar of each such advertising and/or promotional materials to A-S for its advance approval, consult with and obtain the written approval of A-S for such materials, which approval shall not be unreasonably withheld.

     4.3 Alteration. Akorn shall not remove, alter or obliterate any Trademarks or badges or any other tags affixed to the Products, nor shall it add any other names or marks except with the prior written consent of A-S.

ARTICLE 5

FINANCIAL PROVISIONS

     5.1 Compensation. As compensation for Services rendered under this Agreement, A-S shall pay to Akorn a commission on the Net Sales of Products originating from the Territory (“Commission”). The calculation and amount of such Commission is set forth in the commission schedule attached hereto as Exhibit A and fully incorporated herein (“Commission Schedule”).

     5.2 Payment Schedule. Commissions payable to Akorn shall be paid on a quarterly basis within thirty (30) days following the last day of each calendar quarter during the Term and shall cover Net Sales by A-S for such calendar quarter.

     5.3 Commission Statements. A-S shall provide Akorn with a quarterly statement on or before the thirtieth (30th) day following each calendar quarter during the Term and on or before the thirtieth (30th) day following the effective date of any termination or expiration of this Agreement, reporting the Net Sales of Products for the preceding calendar quarter, and the calculation of the Commission due (“Commission Statement”). To the extent A-S claims or makes any adjustments for Product returns or defects as permitted under Section 1.11 above in determining the Net Sales for the preceding quarter, the Commission Statement for that quarter must contain detailed information about the number of Products returned or credited, the monetary amount of the credit or adjustment, and the calculation of the eight percent (8%) cap on such credits and adjustments pursuant to Section 1.11 above.

     5.4 Currency. All payments to Akorn shall be in United States Dollars.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

     6.1 A-S Representations and Warranties. A-S represents, warrants and covenants: (i) that it has the full power, right and authority to execute and deliver this Agreement and that it shall use commercially reasonable best efforts to perform its obligations hereunder; (ii) that it will assign to its performance of this Agreement professional personnel, qualified to perform the process procedures consistent with the technical requirements of this Agreement; (iii) that none of the A-S personnel to be assigned to this Agreement have or shall have been subject to debarment under the United States Generic Drug Enforcement Act or any other penalty or sanction by the FDA; (iv) that the Products have been manufactured in conformity with cGMP, all applicable FDA regulatory requirements, the procedures and parameters set forth in the OEM Agreement and generally accepted professional standards.

     6.2 Product Warranties. A-S represents, warrants and covenants: (i) that the Products shall be free from defects in workmanship and materials; (ii) that the Products shall meet their applicable specifications; and (iii) that, upon delivery of a Product and during such time as such Product was under A-S’ control, the Product will be in conformity with the Act and shall not be adulterated, misbranded, misused, contaminated, tampered with or otherwise altered, mishandled, or subjected to negligence. A-S additionally warrants that the Products supplied hereunder shall only be built using components purchased from vendors approved by the FDA pursuant to cGMP. In the event of a breach under this Section 6.2, Akorn may, at its sole option, (a) replace the Products, at A-S’ cost, (b) require that the Products be replaced by A-S, at A-S’ cost, and A-S shall replace such Products, or (c) Akorn may return all of the Products to A-S for a full refund or full credit to the applicable open customer invoice, and A-S shall immediately pay the applicable customer a full refund or credit the applicable open invoice, as the case may be, for such returned Products. A-S shall maintain a sufficient inventory of components to fulfill its warranty obligations hereunder, as well as for other foreseeable purposes.

     6.3 Epidemic Failure Warranty. Notwithstanding anything else to the contrary herein, if a Product demonstrates an Epidemic Failure at any time during the Term, A-S will, in addition to the remedies provided under Section 6.2, reimburse Akorn for direct and incidental and consequential costs, as defined in Section 2715 of the California Commercial Code, associated with the Epidemic Failure, including without limitation labor costs associated with implementation of a recovery plan under this Section. Akorn will notify A-S whenever an Epidemic Failure is identified or suspected and work with A-S to develop a recovery plan, which may include a preventative action plan if appropriate under the circumstances. The recovery plan actually implemented by Akorn is in Akorn’s sole discretion; provided, however that (i) Akorn and A-S will work together to minimize costs associated with Akorn’s recovery plan as much as possible without compromising Akorn’s ability to aggressively respond to its customer’s needs; and (ii) A-S will reimburse Akorn for costs incurred by Akorn in implementing that portion of the recovery plan associated with the Epidemic Failure.

     6.4 Infringement Warranty. A-S warrants that (a) None of the Products nor any of their elements, nor the use thereof, nor any of A-S manufacturing processes or methods employed or to be employed at the Product manufacturing facility violate or will violate or infringe upon the Intellectual Property Rights of any third party; and (b) there is neither pending nor threatened any claim, litigation or proceeding in any way contesting A-S’ suppliers’ rights to manufacture or supply any of the Products or attacking the validity or enforcement of any A-S or its suppliers’ Intellectual Property Rights related to its manufacturing processes or methods employed or to be employed at any Product manufacturing facility.

     6.5 Akorn’s Disclaimer. AKORN EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE SERVICES WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR BASED ON COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE.

ARTICLE 7

ALLOCATION OF LIABILITIES

     7.1 A-S Indemnity. A-S shall indemnify, defend and hold harmless Akorn, and its Affiliates, and their respective officers, directors, shareholders, employees, agents and representatives (collectively “Akorn Indemnitees”) against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys’ fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to (i) any dispute or claim that the Products, or any manufacturing processes or methods employed or to be employed at the Product manufacturing facility, infringe or violate any third party’s Intellectual Property Rights; (ii) product liability claims, injury to or death of persons or damage to property that may have been caused, or that may be alleged to have been caused, directly or indirectly, by A-S or its suppliers, the Products, or any manufacturing processes or methods employed or to be employed at the Product manufacturing facility, A-S’ employees or agents, or A-S’ affiliates, subcontractors, their employees or agents; (iii) any defect in the Products, their manufacture, or other failure of the Products to comply with their respective specifications, including, but not limited to, any costs associated with Product recalls; (iv) any negligent act or omission of A-S, its agents, or subcontractors; (v) a breach of any warranty provided by A-S under this Agreement; or (vi) A-S’ failure to fully conform to all laws, ordinances, rules and regulations which affect the Products, their use, or any part thereof. In the event A-S fails to promptly indemnify and defend such claims and/or pay Akorn’s expenses, as provided above, Akorn shall have the right to defend itself and in that case, A-S shall reimburse Akorn Indemnitees for all of their reasonable attorneys’ fees, costs and damages incurred in settling or defending such claims within thirty (30) calendar days of each of Akorn’s written requests, provided that any settlement shall only be with A-S’ prior written approval.

     7.2 Akorn’s Indemnification Obligations. Akorn shall indemnify, defend and hold harmless A-S, and its affiliates, and their respective officers, directors, shareholders, employees, agents and representatives (collectively “A-S Indemnitees”) against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys’ fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to any negligent act or omission of Akorn, its agents, or Affiliates. In the event Akorn fails to promptly indemnify and defend such claims and/or pay A-S’ expenses, as provided above, A-S shall have the right to defend itself, and in that case, Akorn shall reimburse A-S Indemnitees for all of their reasonable attorneys’ fees, costs and damages incurred in settling or defending such claims within thirty (30) calendar days of each of A-S’ written requests, provided that any settlement shall only be with Akorn’ prior written approval.

     7.3 Contrary Intention. The foregoing indemnities shall be payment obligations and not merely reimbursement obligations, it being understood that Akorn and A-S have a “contrary intention” with respect to the provisions of paragraph 2 of Section 2778 of the California Civil Code.

     7.4 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EXCEPT FOR INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 7.1 AND 7.2 ABOVE, OR (II) A-S’ OBLIGATION TO REIMBURSE AKORN FOR ALL INCIDENTAL AND CONSEQUENTIAL COSTS, AS DEFINED IN SECTION 2715 OF THE CALIFORNIA COMMERCIAL CODE, IN THE CASE OF AN EPIDEMIC FAILURE, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT. A-S AND AKORN FURTHER AGREE THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES AND SHALL BE SEPARATELY ENFORCED.

ARTICLE 8

TERM AND TERMINATION

     8.1 Term. This Agreement shall commence on the Effective Date and shall continue for a period of ten (10) years, unless earlier terminated under Section 8.3 (the “Term”). The Term shall also include any renewal term pursuant to Section 8.2 below.

     8.2 Renewal Term. The Parties may renew this Agreement for successive five (5) year terms upon their mutual written agreement prior to the lapse of the initial ten (10) year term, and thereafter, prior to the lapse of the then-current five (5) year renewal term, by giving the other Party a six (6) month prior written notice in each such case.

     8.3 Termination Procedures. This Agreement will terminate in the event of any of the following:

          8.3.1 On the sixtieth (60th) calendar day after either Party gives written notice to the other of a material breach by the other of any material term or condition of this Agreement, unless the breach is cured before the sixtieth (60th) calendar day; or

          8.3.2 Immediately upon the written agreement of both Parties to terminate this Agreement; or

          8.3.3 Immediately upon the termination of the Limited Liability Company Agreement for A-S, of even date between Strides and Akorn.

     8.4 Effect of Termination.

          8.4.1 In the event of termination (a) all licenses to the Trademarks shall automatically terminate; and (b) all Parties shall remain liable for each of their respective obligations hereunder that accrued prior to the date of termination.

          8.4.2 All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each Party at law, equity or otherwise.

          8.4.3 Section 8.4 and all Sections under ARTICLE 1, ARTICLE 6, ARTICLE 7 and ARTICLE 9 shall survive the termination or expiration of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

     9.1 Relationship of Parties. The relationship between Akorn and A-S, with respect to this Agreement, is only that of independent contractors notwithstanding any activities set forth in this Agreement or in the Company Agreement. With respect to this Agreement, no Party is the agent or legal representative of any other Party, and no Party has the right or authority to bind any other Party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

     9.2 Governing Law and Venue. This Agreement is governed by and shall be construed in accordance with the law of the State of New York, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. Each Party hereby consents to the exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 9.3. Each Party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 9.9 of this Agreement, and that when so made shall be as if served upon it personally within the State of New York.

     9.3 Mediation and Arbitration. The Parties shall, before the commencement of arbitration proceedings, attempt in good faith to settle their dispute by mediation.

          9.3.1 Arbitration. Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, or any breach thereof, including without limitation any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void, shall be submitted, at the request of any Party, to binding arbitration by a JAMS\ENDISPUTE (“JAMS”) arbitrator, or such other arbitrator as may be agreed upon by the Parties. Hearings on such arbitration shall be conducted in New York, New York. A single arbitrator shall arbitrate any such controversy. The arbitrator shall hear and determine the controversy in accordance with applicable law and the intention of the Parties as expressed in this Agreement, upon the evidence produced at an arbitration hearing scheduled at the request of either Party. Such pre-arbitration discovery shall be permitted to the fullest extent permitted by New York law applicable to arbitration proceedings, including, without limitation, the provisions of the New York Code of Civil Procedure. The arbitrator shall decide all discovery disputes. Judgment on the award of the arbitrator may be entered in any court having jurisdiction thereof.

          9.3.2 Provisional Remedy. Each of the Parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief.

          9.3.3 Consolidation. Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitrator. Any disputes over which arbitrator or panel of arbitrators shall hear any consolidated matter shall be resolved by JAMS.

          9.3.4 Power And Authority Of Arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

          9.3.5 Governing Law. All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this Agreement to arbitrate which may be resolved by state law shall be resolved according to the laws of the State of New York.

          9.3.6 Costs. The costs of the arbitration, including any JAMS administration fee, the arbitrator’s fee, and costs for the use of facilities during the hearings, shall be borne equally by the Parties to the arbitration. Attorneys’ fees may be awarded to the prevailing or most prevailing Party at the discretion of the arbitrator.

     9.4 Assignment. A-S acknowledges that the favorable terms of this Agreement were granted to Strides only because of Strides’ experience, and that the substitution of any party by Strides would destroy the intent of the Parties. Accordingly, Strides shall have no right to assign, delegate, transfer or otherwise encumber this Agreement or any portion thereof without A-S’ prior written consent.

     9.5 Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

     9.6 Waiver. The failure of any Party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against another Party, unless such waiver is in writing and signed by the Party to be charged.

     9.7 Severability. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

     9.8 Attorneys’ Fees. In the event that any dispute between the Parties should result in litigation or arbitration, the prevailing Party in such dispute shall be entitled to recover from the other Party all reasonable fees, costs and expenses of enforcing any right of the prevailing Party, including without limitation, reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation; and (b) prevailing Party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     9.9 Notice. Any notice, demand, consent, election, offer, approval, request, or other communication given under this Agreement shall be in writing and shall be served personally or delivered by first class, registered or certified, return receipt requested U.S. mail, postage prepaid. Notices may also be given by transmittal over electronic transmitting devices such as Telex, facsimile or telecopy machine, if the Party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or three (3) days following deposit in U.S. mail, postage prepaid. Notices shall be directed to Parties at their addresses as specified on page 1 of this Agreement, provided a Party may change such Party’s address for notice by giving written notice to the other Party in accordance with this Section 9.9.

     9.10 Further Assurances. The Parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

     9.11 Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements regarding the subject matter hereof, whether oral or written. This Agreement shall be modified or amended only by a writing signed by both A-S and Strides.

     9.12 Authority. The parties executing this Agreement on behalf of A-S and Strides represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

     9.13 Captions. The captions of the Articles and Sections in this Agreement are for convenience only and shall not be used to interpret the provisions of this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Agreement to be effective as of the Effective Date.

Akorn-Strides, LLC	Akorn, Inc.

By:	By:

Name:	Name:

Its:	Its:

EXHIBIT A

COMMISSION SCHEDULE

Net Sales (as measured per calendar year)	Commission Percentage
For Net Sales between $0 to $5,000,000, A-S shall pay to Akorn a commission equal to:	20% of such Net Sales between $0 to $5,000,000
For Net Sales between $5,000,0001-10,000,000, A-S shall pay to Akorn a commission equal to:	15% of such Net Sales between $5,000,0001-10,000,000
For Net Sales between $10,000,0001-30,000,000, A-S shall pay to Akorn a commission equal to:	10% of such Net Sales between $10,000,0001-30,000,000
For Net Sales of $30,000,001 and above, A-S shall pay to Akorn a commission equal to:	7.5% of such Net Sales above $30,000,001